Exhibit 99.7

Estimates

Fiscal Year Ending March 31, 2006

Presented to the Legislative Assembly September 14, 2005

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31, — 1983 —

Annual.

Continues: British Columbia. Ministry of Finance.

Estimates of revenue and expenditure. ISSN 0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations, 1988-

ISSN 0712-45975=Estimates — Province of British Columbia

1. British Columbia — Appropriations and expenditures — Periodicals.2. Budget — British Columbia —

Periodicals. I. British Columbia. Ministry of Finance. II. British Columbia. Ministry of Finance and Corporate Relations.

III. Title.

HJ13.B742	354.7110072225

Rev.Mar. 1987

Available to the General Public from:
CROWN PUBLICATIONS INC.
521 Fort Street
Victoria, B.C.
V8W 1E7

TABLE OF CONTENTS

Introduction to the Estimates
Explanatory Notes

Summary Information
Estimates Accounting Policies and Presentation Changes
Estimated Statement of Financial Position
Estimated Statement of Operations
Estimated Surplus Overview
Estimated Accumulated Deficit
Estimated Revenue by Source
Estimated Expense by Organization
Estimated Consolidated Revenue Fund Expense

Estimates of Special Offices, Ministries and Other Appropriations
Legislation
Officers of the Legislature
Office of the Premier
Ministry of Aboriginal Relations and Reconciliation
Ministry of Advanced Education
Ministry of Agriculture and Lands
Ministry of Attorney General
Ministry of Children and Family Development
Ministry of Community Services
Ministry of Economic Development
Ministry of Education
Ministry of Employment and Income Assistance
Ministry of Energy and Mines and Petroleum Resources
Ministry of Environment
Ministry of Finance
Ministry of Forests and Range
Ministry of Health
Ministry of Labour and Citizens’ Services
Ministry of Public Safety and Solicitor General
Ministry of Small Business and Revenue
Ministry of Tourism, Sport and the Arts
Ministry of Transportation
Management of Public Funds and Debt
Other Appropriations

Schedules
A	–	Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation - 2004/05
B	–	Special Accounts - Summary
C	–	Financing Transactions – Prepaid Capital Advances
D	–	Financing Transactions – Capital Expenditures
D1	–	Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations
E	–	Financing Transactions – Loans, Investments and Other Requirements
F	–	Financing Transactions – Revenue Collected for, and Transferred to, Other Entities
G	–	Fulltime Equivalent Employment
H	–	Reconciliation of Surplus/(Deficit) to Change in Taxpayer-Supported Debt and Statement of Total Debt
I	–	Summary of Ministerial Accountability for Operating Expenses
J	–	Estimated Consolidated Revenue Fund Operating Result
K	–	Taxpayer-Supported Crown Corporations and Agencies - Estimated Revenues and Expenses
L	–	SUCH Sector and Regional Authorities - Estimated Revenues and Expenses
M	–	Estimated Revenue by Source
N	–	Estimated Expense by Function

Explanatory Notes on the Group Account Classifications

INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2005/06 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations and agencies, the SUCH sector (school districts, post-secondary institutes, regional health authorities and hospital societies) and Children and Family Development regional authorities.  The Estimates provide pro forma statements of financial position and operations, and schedules of non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year.  The Estimates also include budget information and actual results for the 2004/05 fiscal year for comparative purposes.

In addition to disclosing the pro forma financial statements and financing transactions of government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute.  The General Fund is the main operating account of government and includes a number of Special Accounts that provide statutory authority for specific expenditures.

The Votes detailed in the Estimates, and reflected in the Supply Act, provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates.  Expenses cannot exceed individual vote totals without additional legislative authority. The Vote details in Estimates include breakdowns by sub-votes and group account classification.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates.  This more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board.  The Supplement to the Estimates can be found on the Government of British Columbia’s Budget web site at http://www.gov.bc.ca/bcbudget.

The 2005/06 Estimates is comprised of three separate sections.

1.               Summary Information — this section of the Estimates provides an overview of the government’s financial plan for the 2005/06 fiscal year and also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2.               Estimates of Special Offices, Ministries and Other Appropriations — this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions.  The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information provided in this section.  The Supply Act will provide the legislative authority for voted appropriations and financial requirements.  Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions that are the responsibility of the special office or ministry.  Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.               Core Business Summary — discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis.  A core business includes programs and/or functions grouped together based on common roles and/or purposes.  Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

3.               Operating Expense by Core Business — includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations.  Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital, other financing transactions and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.               Schedules — this section of the Estimates consists of supporting schedules that include the following: a detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2004/05 Estimates to be consistent with the 2005/06 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, taxpayer-supported Crown agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown agencies; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus/(deficit) to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation/agency, SUCH sector and regional authority revenues and expenses; and, a detailed reconciliation of revenue by source and expense by function.

V

EXPLANATORY NOTES

Recoveries in the Estimates

The 2005/06 Estimates contains votes and sub-votes where recoveries are applied against expenses.  In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1.               Internal Recoveries — represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services.  Employee benefits, postal services, Queen’s Printer services and Provincial Treasury banking charges are considered internal recoveries.

2.               External Recoveries — represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses.  External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts.  An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense.  A shortfall in anticipated recoveries would cause net expenses to increase.  Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized.  Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses.  Prior approval of Treasury Board is not required, unless otherwise directed.  This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes certain capital assets in its financial statements.  The annual cost of these acquisitions is shown in each ministry’s section of the Estimates, and is summarized in Schedule D.  The cost of these acquisitions is not included in ministries’ operating budgets but is instead voted as one amount in the Supply Act.  The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets.  Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.  The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure.  Schedule C summarizes this funding.  The amortization cost of these advances is included in ministry operating budgets.

VI

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.               Basis of Accounting — The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2005/06 Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2.               Reporting Entity — In 2004/05, the government reporting entity was expanded to include school districts, universities, colleges, university colleges and institutes, regional health authorities and hospital societies (the SUCH sector).

3.               Consolidation — The 2005/06 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of taxpayer-supported organizations on a line-by-line basis.  Taxpayer-supported organizations include taxpayer-supported Crown agencies, the SUCH sector and Children and Family Development regional authorities.  Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2005/06 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2005/06 Estimates.

1.               Restatement of 2004/05 Estimates — The 2004/05 Estimates and Actual results have been restated to be consistent with the 2005/06 Estimates presentation, including the impact of the government reorganisation that occurred in June 2005.  These restatements incorporate a number of inter ministry transfers and/or changes.  Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs. As well, the 2004/05 Estimates have been restated to reflect a change in the accounting presentation for defeased debt and related sinking fund investments.

2.               Defeased debt and related sinking fund investments — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2005/06 Estimates recognize defeased debt and associated interest costs, and the related sinking fund investments and investment earnings.  This follows the accounting practice established in the 2004/05 Public Accounts as part of government’s move to reporting in accordance with GAAP. (In prior years, this debt and related sinking fund investments had been removed from the statement of financial position as they were considered to be extinguished for financial statement reporting purposes through an in-substance defeasance.)  As a result, the 2004/05 Estimates have been restated to show a net decrease in liabilities (public debt) of $57 million that reflects the impact of prior year activity and a $63 million increase to the projections for both interest expense and investment earnings.

3.               Schedules — The presentation in Schedule K (Taxpayer-supported Crown Corporations and Agencies - Estimated Revenues and Expenses) and Schedule L (SUCH Sector and Regional Authorities - Estimated Revenues and Expenses) has changed to provide the accounting adjustments by individual Crown corporation and agency, for the individual SUCH sector components and for regional authorities.  In the prior year the accounting adjustments were made to the totals on these schedules.

ESTIMATES, 05/06

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

(‘$000)

Estimates(2)	Actual(2)		Estimates
2004/05	2004/05		2005/06

		Financial Assets(3)
2,458,000	3,568,000	Cash and Temporary Investments	3,012,000
3,368,000	2,771,000	Loans and Investments	3,244,000
4,331,000	4,516,000	Sinking Fund Investments	3,984,000
2,433,000	3,219,000	Equity in Self-Supported Crown Corporations	3,518,000
7,179,000	6,901,000	Financed Assets of Self-Supported Crown Corporations(4)	7,073,000
19,769,000	20,975,000		20,831,000

		Liabilities
2,648,000	2,678,000	Working Capital Deficiency(5)	3,055,000
2,716,000	5,181,000	Deferred Revenue	5,678,000
5,364,000	7,859,000		8,733,000

32,115,000	28,657,000	Taxpayer-Supported Debt (including guarantees)	28,274,000
3,345,000	3,523,000	Taxpayer-Supported Debt offset by Sinking Funds	3,171,000
(387,000)	(148,000)	Less: Debt Guarantees(6)	(151,000)
35,073,000	32,032,000		31,294,000

7,180,000	7,169,000	Self-Supported Debt (including guarantees and non-guaranteed debt)	7,336,000
986,000	993,000	Self-Supported Debt offset by Sinking Funds	813,000
(6,000)	(273,000)	Less: Debt Guarantees and Non-Guaranteed Debt(6)	(268,000)
8,160,000	7,889,000		7,881,000

100,000	—	Forecast Allowance	300,000
43,333,000	39,921,000	Total Debt	39,475,000
48,697,000	47,780,000	Total Liabilities	48,208,000

(28,928,000)	(26,805,000)	Net Liabilities	(27,377,000)

		Non-Financial Assets(3)
23,437,000	23,117,000	Investment in Capital Assets (net)(7)	24,763,000
377,000	613,000	Other Assets	839,000
23,814,000	23,730,000		25,602,000
(5,114,000)	(3,075,000)	Accumulated Deficit	(1,775,000)

(1)   Figures have been rounded to the nearest million.

(2)   The 2004/05 Estimates and Actual amounts have been restated to be conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(3)   Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)   Includes loans to Crown corporations/agencies for the purchase of capital assets.

(5)   Working capital includes accounts receivable, inventories, accounts payable, and accrued liabilities.

(6)   Represents loan guarantees, and Crown corporation/agency debt which has not been borrowed from or guaranteed by the provincial government.

(7)   Investment in capital assets is reported net of amortization.

ESTIMATES, 05/06

ESTIMATED STATEMENT OF OPERATIONS(1),(3)

($000)

Estimates (2)	Actual (2)		Estimates
2004/05	2004/05		2005/06

		Revenue
14,185,000	14,917,000	Taxation	15,445,000
3,432,000	3,973,000	Natural Resource	4,406,000
3,578,000	3,621,000	Fees and licences	3,665,000
889,000	833,000	Investment Earnings (4)	818,000
1,990,000	2,246,000	Miscellaneous	2,245,000
4,346,000	5,231,000	Contributions from the Federal Government	5,623,000
2,072,000	2,412,000	Net earnings of Self-Supported Crown Corporations and Agencies	2,274,000
30,492,000	33,233,000	Total Revenue	34,476,000

		Expenses
11,771,000	11,633,000	Health (4)	12,651,000
2,639,000	2,665,000	Social Services	2,842,000
8,784,000	9,022,000	Education (4)	9,515,000
1,142,000	1,215,000	Protection of persons and property	1,349,000
1,258,000	1,603,000	Transportation (4)	1,523,000
1,291,000	1,670,000	Natural resources and economic development	1,649,000
1,146,000	1,028,000	Other	1,431,000
600,000	505,000	General Government	634,000
1,661,000	1,317,000	Interest (4)	1,282,000
30,292,000	30,658,000	Total Expenses	32,876,000

200,000	2,575,000	Surplus before Forecast Allowance	1,600,000

(100,000)		Forecast Allowance	(300,000)
100,000	2,575,000	Surplus	1,300,000

(1)   Figures have been rounded to the nearest million.

(2)   The 2004/05 Estimates and Actual amounts have been restated to be conform with the 2005/06 Estimates presentation. See Significant Presentation Changes for details.

(3)   The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities with the Consolidated Revenue Fund.  This results in revenues and expenses of the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities being added to those of the Consolidated Revenue Fund.

(4)   In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund and debt defeasance trust earnings, which are now reported as revenue.

ESTIMATES, 05/06

ESTIMATED SURPLUS OVERVIEW

($000)

Estimates (1)	Actual (1)		Estimates
2004/05	2004/05		2005/06

		Taxpayer-supported Programs and Agencies
28,420,000	30,821,000	Revenue	32,202,000
30,292,000	30,658,000	Expense	32,876,000
(1,872,000)	163,000		(674,000)

2,072,000	2,412,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,274,000
200,000	2,575,000	Surplus before Forecast Allowance	1,600,000
(100,000)		Forecast Allowance	(300,000)

100,000	2,575,000	Surplus	1,300,000

ESTIMATED ACCUMULATED DEFICIT

($000)

Estimates	Actual		Estimates
2004/05	2004/05		2005/06

(5,271,000)	(9,354,000)	Accumulated Deficit, Beginning of Year (2)	(3,075,000)
—	4,611,000	Adjustment for the inclusion of SUCH (3)	—
57,000	(907,000)	Other adjustments (4)	—
(5,214,000)	(5,650,000)	Accumulated Deficit, Beginning of Year, Restated	(3,075,000)
100,000	2,575,000	Surplus for the Year	1,300,000
(5,114,000)	(3,075,000)	Accumulated Deficit, End of Year	(1,775,000)

(1)          The 2004/05 Estimates and Actual amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes for details.

(2)          The 2004/05 Actual amount for the beginning of the fiscal year is as reported in the 2004/05 Public Accounts.

(3)          Represents the impact of including school districts, post-secondary institutions and regional health authorities/societies (SUCH) in the government reporting entity.

(4)          Primarily represents the deferral of natural resources bonus bid revenue and a change in accounting policy for BC Hydro to implement the new reporting standard for asset retirement obligations.

ESTIMATES, 05/06

ESTIMATED REVENUE BY SOURCE

($000)

Estimates (1)	Actual (1)		Estimates
2004/05	2004/05		2005/06
		Taxation Revenue
5,005,000	5,050,000	Personal income	5,484,000
893,000	1,255,000	Corporate income	1,215,000
4,156,000	4,156,000	Social service	4,213,000
891,000	904,000	Fuel	915,000
676,000	699,000	Tobacco	690,000
1,655,000	1,661,000	Property	1,717,000
432,000	604,000	Property transfer	650,000
477,000	588,000	Other (2)	561,000
14,185,000	14,917,000	Total Taxation Revenue	15,445,000
		Natural Resource Revenue
1,213,000	1,439,000	Natural gas royalties	1,754,000
215,000	258,000	Columbia River Treaty	305,000
603,000	612,000	Other energy and minerals	775,000
999,000	1,363,000	Forests	1,246,000
402,000	301,000	Water and other resources	326,000
3,432,000	3,973,000	Total Natural Resource Revenue	4,406,000
		Other Revenue
1,398,000	1,465,000	Medical Services Plan premiums	1,438,000
763,000	836,000	Post secondary education fees	904,000
195,000	189,000	Other health care-related fees	179,000
370,000	381,000	Motor vehicle licences and permits	398,000
852,000	750,000	Other fees and licences	746,000
889,000	833,000	Investment earnings	818,000
681,000	741,000	Sales of goods and services	655,000
1,309,000	1,505,000	Miscellaneous (3)	1,590,000
6,457,000	6,700,000	Total Other Revenue	6,728,000
		Contributions from the Federal Government
3,224,000	3,421,000	Health and social transfers	4,180,000
402,000	979,000	Equalization	590,000
720,000	831,000	Other cost-shared agreements (4)	853,000
4,346,000	5,231,000	Total Contributions from the Federal Government	5,623,000
28,420,000	30,821,000	Taxpayer-Supported Programs and Agencies	32,202,000

		Self-supported Crown Corporations and Agencies
388,000	240,000	British Columbia Hydro and Power Authority (5)	329,000
760,000	779,000	British Columbia Liquor Distribution Branch	779,000
842,000	811,000	British Columbia Lottery Corporation	892,000
29,000	178,000	British Columbia Railway Company	39,000
52,000	399,000	Insurance Corporation of British Columbia	224,000
1,000	5,000	Other	11,000
2,072,000	2,412,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,274,000
30,492,000	33,233,000	Total Revenue	34,476,000

(1)          The 2004/05 Estimates and Actual amounts have been restated to conform with the 2005/06 Estimates presentation and the actual amounts have been rounded to the nearest million. See Significant Presentation Changes for details.

(2)          Includes corporation capital, insurance premium and hotel room taxes.

(3)          Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(4)          Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(5)          Amounts are net of deferral account transfers.

ESTIMATES, 05/06

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1)	Actual (1)		Estimates
2004/05	2004/05		2005/06
45,737	41,736	Legislation	51,217
27,084	26,383	Officers of the Legislature	46,357
8,894	7,534	Office of the Premier	10,664
38,987	35,275	Ministry of Aboriginal Relations and Reconciliation	34,468
1,827,797	1,826,760	Ministry of Advanced Education	1,898,297
314,007	227,384	Ministry of Agriculture and Lands	294,033
444,900	446,304	Ministry of Attorney General	459,200
1,497,571	1,467,291	Ministry of Children and Family Development	1,636,643
189,713	178,113	Ministry of Community Services	260,960
104,553	83,319	Ministry of Economic Development	444,061
4,922,281	4,919,308	Ministry of Education	5,073,905
1,261,791	1,259,236	Ministry of Employment and Income Assistance	1,354,960
59,345	71,248	Ministry of Energy and Mines and Petroleum Resources	72,484
149,506	128,298	Ministry of Environment	174,565
78,445	80,783	Ministry of Finance	80,929
708,718	784,687	Ministry of Forests and Range	855,620
10,545,417	10,441,338	Ministry of Health	11,470,498
189,966	234,166	Ministry of Labour and Citizens’ Services	192,838
479,972	488,183	Ministry of Public Safety and Solicitor General	524,740
43,941	35,721	Ministry of Small Business and Revenue	44,014
132,662	165,452	Ministry of Tourism, Sport and the Arts	179,817
828,144	833,906	Ministry of Transportation	829,091
800,000	677,136	Management of Public Funds and Debt	684,000
257,569	64,330	Other Appropriations	364,639
—	369,000	BC Rail investment partnership	—
—	1,150,109	Supplementary Estimates	—
24,957,000	26,043,000	Consolidated Revenue Fund expenses(1),(2)	27,038,000
—	—	First Nations New Relationships Fund	100,000
1,632,000	1,705,000	Expenses recovered from external entities (2)	1,674,000
		Grants to agencies and other internal transfers (3)
(735,000)	(1,752,000)	Taxpayer-supported Crown agencies	(974,000)
(4,267,000)	(4,262,000)	School districts	(4,438,000)
(818,000)	(893,000)	Universities	(981,000)
(778,000)	(848,000)	Colleges, university colleges and institutes	(741,000)
(6,912,000)	(7,198,000)	Health authorities and hospital societies	(7,583,000)
—	(1,000)	Children and Family Development governance authorities	(395,000)
		Crown agency and SUCH sector expenses (4)
1,904,000	2,130,000	Taxpayer-supported Crown agencies	2,137,000
4,451,000	4,533,000	School districts	4,781,000
1,936,000	2,073,000	Universities	2,454,000
1,324,000	1,345,000	Colleges, university colleges and institutes	1,258,000
7,598,000	7,782,000	Health authorities and hospital societies	8,159,000
—	1,000	Children and Family Development governance authorities	387,000
3,703,000	2,910,000	Net spending of Crown agencies and the SUCH sector	4,064,000
30,292,000	30,658,000	Total expense	32,876,000

(1)          The 2004/05 Estimates and Actual amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes for details.

(2)          Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)          Grants and other payments between the Consolidated Revenue Fund and the taxpayer-supported Crown corporations/agencies, SUCH sector and regional authorities are eliminated to avoid double counting.

(4)          See Schedules K and L for details on estimated revenues and expenses for Crown corporations and agencies and SUCH sector and regional authorities.

ESTIMATES, 05/06

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE(1)

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Legislation
45,737	1	Legislation	51,217
45,737		Total Voted Expense	51,217
45,737		Total Expense	51,217

		Officers of the Legislature
7,069	2	Auditor General	7,670
292	3	Conflict of Interest Commissioner	292
13,508	4	Elections BC	31,506
2,133	5	Information and Privacy Commissioner	2,211
3,097	6	Ombudsman	3,388
985	7	Police Complaint Commissioner	1,290
27,084		Total Voted Expense	46,357
27,084		Total Expense	46,357

		Office of the Premier
8,894	8	Office of the Premier	10,664
8,894		Total Voted Expense	10,664
8,894		Total Expense	10,664

		Ministry of Aboriginal Relations and Reconciliation
34,787	9	Ministry Operations	30,268
34,787		Total Voted Expense	30,268

4,200	(S)	First Citizens Fund	4,200
4,200		Total Special Accounts (Statutory)	4,200
38,987		Total Expense	34,468

		Ministry of Advanced Education
1,827,797	10	Ministry Operations	1,898,297
1,827,797		Total Voted Expense	1,898,297
1,827,797		Total Expense	1,898,297

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Ministry of Agriculture and Lands
44,122	11	Ministry Operations	78,356
1,957	12	Agricultural Land Commission	2,068
57,308	13	Integrated Land Management Bureau	61,189
103,387		Total Voted Expense	141,613

210,620	(S)	Crown Land	141,820
—	(S)	Production Insurance	16,000
—		Transfer from Ministry Operations Vote	(5,400)
210,620		Total Special Accounts (Statutory)	152,420
314,007		Total Expense	294,033

		Ministry of Attorney General
355,791	14	Ministry Operations	369,012
51,166	15	Judiciary	52,281
27,500	16	Crown Proceeding Act	27,500
1	17	British Columbia Utilities Commission	1
434,458		Total Voted Expense	448,794

17,392	(S)	Public Guardian and Trustee of British Columbia	18,048
(6,950)		Transfer from Ministry Operations Vote	(7,642)
10,442		Total Special Accounts (Statutory)	10,406
444,900		Total Expense	459,200

		Ministry of Children and Family Development
1,003,629	18	Ministry Operations	1,111,979
493,942	19	Adult Community Living Services	524,664
1,497,571		Total Voted Expense	1,636,643
1,497,571		Total Expense	1,636,643

		Ministry of Community Services
162,439	20	Ministry Operations	233,686
24,132	21	BC Public Service Agency	24,132
186,571		Total Voted Expense	257,818

3,142	(S)	University Endowment Lands Administration	3,142
3,142		Total Special Accounts (Statutory)	3,142
189,713		Total Expense	260,960

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Ministry of Economic Development
104,053	22	Ministry Operations	443,561
104,053		Total Voted Expense	443,561

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
104,553		Total Expense	444,061

		Ministry of Education
4,922,281	23	Ministry Operations	5,073,905
4,922,281		Total Voted Expense	5,073,905
4,922,281		Total Expense	5,073,905

		Ministry of Employment and Income Assistance
1,261,791	24	Ministry Operations	1,354,960
1,261,791		Total Voted Expense	1,354,960
1,261,791		Total Expense	1,354,960

		Ministry of Energy and Mines and Petroleum Resources
32,785	25	Ministry Operations	40,924
26,560	26	Contracts and Funding Arrangements	31,560
59,345		Total Voted Expense	72,484
59,345		Total Expense	72,484

		Ministry of Environment
110,981	27	Ministry Operations	134,380
2,820	28	Environmental Assessment Office	4,480
113,801		Total Voted Expense	138,860

35,705	(S)	Sustainable Environment Fund	35,705
35,705		Total Special Accounts (Statutory)	35,705
149,506		Total Expense	174,565

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Ministry of Finance
46,241	29	Ministry Operations	46,571
32,204	30	Public Affairs Bureau	34,358
78,445		Total Voted Expense	80,929
78,445		Total Expense	80,929

		Ministry of Forests and Range
326,737	31	Ministry Operations	418,644
55,380	32	Direct Fire	55,380
190,311	33	Housing and Homelessness .	207,701
572,428		Total Voted Expense	681,725

131,800	(S)	BC Timber Sales	148,395
1,490	(S)	Forest Stand Management Fund	—
3,000	(S)	South Moresby Forest Replacement	25,500
136,290		Total Special Accounts (Statutory)	173,895
708,718		Total Expense	855,620

		Ministry of Health
10,398,167	34	Ministry Operations	11,323,248
10,398,167		Total Voted Expense	11,323,248

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
10,545,417		Total Expense	11,470,498

		Ministry of Labour and Citizens’ Services
189,966	35	Ministry Operations	192,838
189,966		Total Voted Expense	192,838
189,966		Total Expense	192,838

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Ministry of Public Safety and Solicitor General
455,459	36	Ministry Operations	500,222
15,635	37	Emergency Program Act	15,628
471,094		Total Voted Expense	515,850

—	(S)	Forfeited Crime Proceeds Fund	—
1,553	(S)	Inmate Work Program	1,565
7,325	(S)	Victims of Crime Act	7,325
8,878		Total Special Accounts (Statutory)	8,890
479,972		Total Expense	524,740

		Ministry of Small Business and Revenue
43,916	38	Ministry Operations	43,989
43,916		Total Voted Expense	43,989

25	(S)	Provincial Home Acquisition Wind Up	25
25		Total Special Accounts (Statutory)	25
43,941		Total Expense	44,014

		Ministry of Tourism, Sport and the Arts
129,837	39	Ministry Operations	176,967
129,837		Total Voted Expense	176,967

625	(S)	Olympic Arts Fund	650
2,200	(S)	Physical Fitness and Amateur Sports Fund	2,200
2,825		Total Special Accounts (Statutory)	2,850
132,662		Total Expense	179,817

		Ministry of Transportation
828,144	40	Ministry Operations	829,091
828,144		Total Voted Expense	829,091
828,144		Total Expense	829,091

		Management of Public Funds and Debt
800,000	41	Management of Public Funds and Debt	684,000
800,000		Total Voted Expense	684,000
800,000		Total Expense	684,000

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates	Vote		Estimates
2004/05	No*		2005/06
		Other Appropriations
190,620	42	Contingencies (All Ministries) and New Programs	320,000
59,000	43	BC Family Bonus	39,000
1	44	Commissions on Collection of Public Funds	1
1	45	Allowances for Doubtful Revenue Accounts	1
1,955	46	Environmental Appeal Board and Forest Appeals Commission	1,955
3,307	47	Forest Practices Board	3,607
2,600		Citizens’ Assembly	—
257,484		Total Voted Expense	364,564

—	(S)	Insurance and Risk Management	—
75	(S)	Unclaimed Property	75
10	(S)	Livestock Protection	—
85		Total Special Accounts (Statutory)	75

257,569		Total Expense	364,639

		All Appropriations
24,397,038		Total Voted Expense	26,498,642
559,962		Total Special Accounts (Statutory)	539,358
24,957,000		Total Expense	27,038,000

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2004/05 expense have been restated to be consistent with the presentation of the 2005/06 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 1 — Legislation	45,737	51,217

OPERATING EXPENSE	45,737	51,217

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,249	1,138
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	300	300

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

LEGISLATION

SUMMARY - OPERATING EXPENSE BY SUB-VOTE

$000

Estimates	Estimates
2004/05	2005/06

VOTE 1 – LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSE
Members’ Services	20,426	24,634
Caucus Support Services	3,880	4,997
Office of the Speaker	372	383
Clerk of the House	712	739
Clerk of Committees	382	387
Legislative Operations	10,278	10,156
Sergeant-at-Arms	3,648	3,675
Hansard	3,666	3,741
Legislative Library	2,373	2,505
	45,737	51,217

CAPITAL EXPENDITURES
Clerk of the House	1,249	1,138

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	300	300

VOTE 1 - LEGISLATION	45,737	51,217

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,193	23,907
Operating Costs	10,621	10,727
Other Expenses	13,178	16,929
Internal Recoveries	(255)	(346)
TOTAL OPERATING EXPENSE	45,737	51,217

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 2 — Auditor General	7,069	7,670
Vote 3 — Conflict of Interest Commissioner	292	292
Vote 4 — Elections BC	13,508	31,506
Vote 5 — Information and Privacy Commissioner	2,133	2,211
Vote 6 — Ombudsman	3,097	3,388
Vote 7 — Police Complaint Commissioner	985	1,290

OPERATING EXPENSE	27,084	46,357
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	508	3,920
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	190	187

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

	2004/05	2005/06 ESTIMATES

			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Auditor General	7,069	9,970	(2,300)	7,670
Conflict of Interest Commissioner	292	292	—	292
Elections BC	13,508	31,506	—	31,506
Information and Privacy Commissioner	2,133	2,213	(2)	2,211
Ombudsman	3,097	3,389	(1)	3,388
Police Complaint Commissioner	985	1,290	—	1,290

TOTAL OPERATING EXPENSES	27,084	48,660	(2,303)	46,357

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	200	200	—	200
Conflict of Interest Commissioner	3	—	—	—
Elections BC	195	3,600	—	3,600
Information and Privacy Commissioner	20	30	—	30
Ombudsman	65	65	—	65
Police Complaint Commissioner	25	25	—	25

TOTAL CAPITAL EXPENDITURES	508	3,920	—	3,920

Estimates	Estimates
2004/05	2005/06

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. The Auditor General recovers the costs incurred to provide audit services to parties external to government, such as the Workers’ Compensation Board and the British Columbia Investment Management Corporation.

OPERATING EXPENSE
Auditor General	7,069	7,670

CAPITAL EXPENDITURES
Auditor General	200	200

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General	95	88

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	292	292

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	3	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC	13,508	31,506

CAPITAL EXPENDITURES
Elections BC	195	3,600

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	39	39

Estimates	Estimates
2004/05	2005/06

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FOIPPA) and (effective January 1, 2004) under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FOIPPA and PIPA. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the lobbyist’s registry program pursuant to the Lobbyists Registration Act. Costs related to any conferences held by the OIPC are fully recovered from participants and sponsoring agencies.

OPERATING EXPENSE
Information and Privacy Commissioner	2,133	2,211

CAPITAL EXPENDITURES
Information and Privacy Commissioner	20	30

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	17	17

VOTE 6 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature, under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and any other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the office, to ministries or agencies of government. External recoveries are for the cost of services provided for in the vote and for distribution of materials. This vote also provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis.

OPERATING EXPENSE
Ombudsman	3,097	3,388

CAPITAL EXPENDITURES
Ombudsman	65	65

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	31	34

Estimates	Estimates
2004/05	2005/06

VOTE 7 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries and benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature, under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner	985	1,290

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	6	7

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,100	15,157
Operating Costs	8,296	8,566
Government Transfers	61	63
Other Expenses	7,012	25,016
Internal Recoveries	—	(142)
External Recoveries	(2,385)	(2,303)
TOTAL OPERATING EXPENSE	27,084	46,357

OFFICE OF THE PREMIER

The Premier serves as the President of the Executive Council (Cabinet) of the Government of British Columbia. As head of the government and Cabinet, the Premier provides leadership to, and coordination among ministers, ministries and agencies of government. The Office of the Premier provides advice and support to the Premier and Cabinet to facilitate effective and integrated operations of the Government of British Columbia. The Office works closely with all ministries and major agencies to support their work and to ensure policy co-ordination across government.

SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 8 — Office of the Premier	8,894	10,664

OPERATING EXPENSE	8,894	10,664
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	101	240
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	85	110

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES

			External
	Net	Gross	Recoveries	Net
OPERATING EXPENSE
Core Business
Intergovernmental Relations Secretariat	2,543	3,043	(500)	2,543
Deputy Ministers’ Policy Secretariat	—	1,470	—	1,470
Executive and Support Services	6,351	6,651	—	6,651

TOTAL OPERATING EXPENSES	8,894	11,164	(500)	10,664

	Net	Disbursements	Receipts	Net
CAPITAL EXPENDITURES
Core Business
Intergovernmental Relations Secretariat	20	20	—	20
Deputy Ministers’ Policy Secretariat	—	139	—	139
Executive and Support Services	81	81	—	81

TOTAL CAPITAL EXPENDITURES	101	240	—	240

OFFICE OF THE PREMIER

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 8 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,543	2,543

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. The sub-vote manages “The Canada-British Columbia General Agreement on the Promotion of Official Languages”. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. A portion of costs associated with these services may be recovered from ministries, special offices, other levels of government, and participating bodies.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	—	1,470

Voted Appropriation Description: This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, and the Deputy Ministers’ Committee - Social Development in their work on cross-ministry and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. A portion of costs associated with these services may be recovered from Ministries, special offices and participating bodies.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriation
Premier’s Office	2,786	3,086
Executive Operations	3,565	3,565
	6,351	6,651

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including Cabinet and government administration, as well as the salaries, benefits, allowances and operating expenses for the deputy minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees and for the planning and coordination of legislative priorities. A portion of costs associated with these services may be recovered from ministries, special offices and participating bodies.

VOTE 8 — OFFICE OF THE PREMIER	8,894	10,664

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,510	7,958
Operating Costs	2,568	2,683
Government Transfers	259	356
Other Expenses	282	394
Internal Recoveries	(215)	(227)
External Recoveries	(510)	(500)
TOTAL OPERATING EXPENSE	8,894	10,664

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The Ministry provides leadership to work collaboratively with other provincial ministries, Aboriginal organizations, the federal government and other partners in support of relationship building and for the elimination of the socio-economic disparity between Aboriginal people and other British Columbians. The ministry also negotiates and implements treaties and other workable arrangements with First Nations to provide sustainable economic opportunities and to increase certainty over Crown land and resources in British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 9 — Ministry Operations	34,787	30,268

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,200

OPERATING EXPENSE	38,987	34,468
PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	353	54
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	16,967	3,589
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	106	107

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Negotiations	20,425	23,804	(3,323)	20,481
Aboriginal Relations	3,496	5,609	(64)	5,545
Economic Development	7,042	—	—	—
Executive and Support Services	3,824	4,443	(201)	4,242
First Citizens Fund Special Account	4,200	4,500	(300)	4,200

TOTAL OPERATING EXPENSES	38,987	38,356	(3,888)	34,468

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Negotiations	336	31	—	31
Executive and Support Services	17	23	—	23

TOTAL CAPITAL EXPENDITURES	353	54	—	54

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations	16,967	3,589	—	3,589
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	16,967	3,589	—	3,589

Estimates	Estimates
2004/05	2005/06

VOTE 9 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations, Aboriginal Relations, Economic Development and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	20,425	20,481

Voted Appropriation Description:  This sub-vote provides for the province’s participation in the negotiation of treaties, interim agreements, and other arrangements with First Nations and the federal government, including consultation with First Nations and others; treaty mandate and policy development; cross-government coordination of consultation, accommodation, reconciliation and treaty implementation initiatives; assistance to First Nations and others in respect of their participation in consultations and in the treaty process; treaty related measures; the resolution of land and resource issues and the enhancement of First Nation involvement in economic development; with First Nations, develop and implement a new consultation and accommodation framework for respecting Aboriginal rights and title in the absence of treaties; and service planning, performance measurement, and support services for the above. This sub-vote also provides for the settlement and implementation costs of treaty agreements that have been ratified by British Columbia, Canada and First Nations; payments to the McLeod Lake Indian Band under the McLeod Lake Indian Band Treaty Number 8 Adhesion and Settlement Agreement and for third party costs; and for initiatives to enable the acquisition of lands for treaty settlement purposes. Recoveries are received from the federal government, and provincial crown agencies and commissions for costs incurred pursuant to agreements and from other parties both internal and external to government for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	3,496	5,545

Voted Appropriation Description:  This sub-vote provides for support for the development of effective working relationships with First Nations and Aboriginal communities, the provision of integrated advice, identification of opportunities, removal of barriers and coordination of resources and services provided to Aboriginal people, provides leadership around policy development and provides support to Aboriginal advisory bodies, including the First Citizens’ Forum and First Peoples’ Heritage, Language and Culture Council; and provides administration of the First Citizens Fund Special Account and related transfers, support of inner-city partnerships, including the Vancouver Agreement, in collaboration with other ministries support for the development of an integrated First Nations Tourism and Cultural strategy, a national blueprint to raise Aboriginal Health outcomes, the development of a comprehensive strategy to better coordinate funding and support for Aboriginal children’s services, participation in Aboriginal child care and literacy programs and for development of new job opportunities for Aboriginal people. Government transfers are provided to support Aboriginal initiatives through partnerships, and Aboriginal socio-economic development projects and cultural initiatives. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ECONOMIC DEVELOPMENT

Voted Appropriation
Economic Development	7,042	—

Voted Appropriation Description:  This sub-vote provides for support of economic development opportunities for First Nations. Funding is provided to improve access to training, expand business skills and knowledge and to stimulate economic development by encouraging First Nation entrepreneurship, enterprise and participation in the BC economy.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriation
Minister’s Office	431	431
Corporate Services	3,393	3,811
	3,824	4,242

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 9 — MINISTRY OPERATIONS	34,787	30,268

Estimates	Estimates
2004/05	2005/06

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations under the Statutory Services core business First Citizens Fund Special Account.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,200

Statutory Appropriation Description:     This statutory appropriation provides for the First Citizens Fund Special Account.

STATUTORY — SPECIAL ACCOUNT	4,200	4,200

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,435	11,543
Operating Costs	5,357	6,172
Government Transfers	24,143	18,440
Other Expenses	2,474	2,201
External Recoveries	(2,422)	(3,888)
TOTAL OPERATING EXPENSE	38,987	34,468

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

$000

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, social and cultural well being of members of First Nations who are residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, native friendship centre operations, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. The account balance was increased by $9 million effective before April 1, 2002 and by $9 million on April 1, 2002 and each subsequent April 1, up to and including April 1, 2004, under the authority of the Special Account Appropriation and Control Act 2001. No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	6,069	5,869
OPERATING TRANSACTIONS
Revenue	4,200	3,850
Revenue from Appropriation	9,000	—
Expense	(4,200)	(4,500)
Internal and External Recoveries	—	300
Net Revenue (Expense)	9,000	(350)

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(200)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	(9,000)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,869	5,519

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

	Estimates	Estimates
	2004/05	2005/06

NEGOTIATIONS

TREATY SETTLEMENT AND IMPLEMENTATION COSTS — Disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes.

Receipts	—	—
Disbursements	16,967	3,589
Net Cash Source (Requirement)	(16,967)	(3,589)

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education and Minister Responsible for Research and Technology is to realize the economic, environmental, cultural and social goals of all British Columbians by providing provincial and national leadership and support for excellent and accessible post-secondary education that cultivates life-long learners throughout the province, providing knowledge, skills and abilities to lead fulfilling lives; and an integrated and dynamic approach to research and innovation that enables effective discovery, transfer, application and commercialization of knowledge and technology, providing economic and social benefits throughout British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 10 — Ministry Operations	1,827,797	1,898,297

OPERATING EXPENSE	1,827,797	1,898,297

PREPAID CAPITAL ADVANCES (2)	215,400	225,700
CAPITAL EXPENDITURES (3)	4,105	1,466
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	265,800	237,728
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	215	217

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,420,247	1,499,317	(17,000)	1,482,317
Student Financial Assistance	136,291	163,165	(27,673)	135,492
Debt Service Costs and Amortization of Prepaid Capital Advances	246,750	255,859	—	255,859
Research and Technology	5,741	5,741	—	5,741
Executive and Support Services	18,768	19,418	(530)	18,888

TOTAL OPERATING EXPENSES	1,827,797	1,943,500	(45,203)	1,898,297

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	215,400	225,700	—	225,700

TOTAL PREPAID CAPITAL ADVANCES	215,400	225,700	—	225,700

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,105	1,466	—	1,466

TOTAL CAPITAL EXPENDITURES	4,105	1,466	—	1,466

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Student Financial Assistance	265,800	300,800	(63,072)	237,728
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	265,800	300,800	(63,072)	237,728

MINISTRY OF ADVANCED EDUCATION

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 10 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Student Financial Assistance, Debt Service Costs and Amortization of Prepaid Capital Advances, Research and Technology, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,420,247	1,482,317

Voted Appropriation Description:  This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post secondary education system. This sub-vote also provides transfers for research, scholarships, bursaries, and other initiatives related to post secondary education. Recoveries are received from the federal government in accordance with federal/provincial agreements.

STUDENT FINANCIAL ASSISTANCE

Voted Appropriation
Student Financial Assistance	136,291	135,492

Voted Appropriation Description:  This sub-vote provides for financial, income and other assistance to and for students including interest on student loans issued by financial institutions under these programs, debt service costs on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance. Recoveries are received from students for student loan interest repayments.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

Voted Appropriations
Debt Service Costs	142,600	148,700
Amortization of Prepaid Capital Advances	104,150	107,159
	246,750	255,859

Voted Appropriations Description:  This sub-vote provides for the payment of short and long term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced for capital projects including new buildings, renovations and improvements, and equipment purchases.

RESEARCH AND TECHNOLOGY

Voted Appropriation
Research and Technology	5,741	5,741

Voted Appropriation Description:  This sub-vote provides funding to support research and technology including grants to the BC Innovation Council. This sub-vote also provides funding to support the Premier’s Technology Council.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	435	435
Program Management	18,333	18,453
	18,768	18,888

Voted Appropriations Description:  This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post secondary system. This sub-vote also provides for consumer protection with respect to private post secondary institutions and quality assessment for public and private post secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. Transfers are provided for post secondary development and implementation activities, research, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and for ministry services provided for in this sub-vote. Financial, human resources, information resources, administrative, freedom of information and privacy, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

VOTE 10 — MINISTRY OPERATIONS	1,827,797	1,898,297

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,265	14,270
Operating Costs	109,499	112,186
Government Transfers	1,524,242	1,606,610
Other Expenses	205,064	210,434
External Recoveries	(24,273)	(45,203)
TOTAL OPERATING EXPENSE	1,827,797	1,898,297

MINISTRY OF ADVANCED EDUCATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

STUDENT FINANCIAL ASSISTANCE

BRITISH COLUMBIA STUDENT LOAN PROGRAM — Disbursements represent expenditures associated with loans under the British Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriation.

Receipts	13,600	63,072
Disbursements	279,400	300,800
Net Cash Source (Requirement)	(265,800)	(237,728)

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST SECONDARY INSTITUTIONS — Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

Receipts	—	—
Disbursements	215,400	225,700
Net Cash Source (Requirement)	(215,400)	(225,700)

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable food and agriculture systems that are part of the province’s economic, environmental and social fabric, and to provide best management of Crown land resources through integrated planning and allocation of rights for the benefit of all citizens.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	44,122	78,356
Vote 12 — Agricultural Land Commission	1,957	2,068
Vote 13 — Integrated Land Management Bureau	57,308	61,189

STATUTORY APPROPRIATIONS
Crown Land Special Account	210,620	141,820
Production Insurance Special Account	—	16,000
Less: Transfer from Ministry Operations Vote	—	(5,400)

OPERATING EXPENSE	314,007	294,033

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	9,815	13,242
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	(1,665)	(773)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	1,029	1,007

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF AGRICULTURE AND LANDS

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Food Industry Development	10,120	19,488	(7,772)	11,716
Agriculture and Aquaculture Management	7,932	8,737	(175)	8,562
Risk Management (includes special account)	18,603	31,317	(1,638)	29,679
Crown Land Administration	2,445	30,153	(2)	30,151
Executive and Support Services	5,022	8,923	(75)	8,848
Agricultural Land Commission	1,957	2,069	(1)	2,068
Integrated Land Management Bureau	57,308	69,555	(8,366)	61,189
Crown Land Special Account	210,620	141,820	—	141,820

TOTAL OPERATING EXPENSES	314,007	312,062	(18,029)	294,033

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	1,180	1,180	—	1,180
Agriculture and Aquaculture Management	485	485	—	485
Risk Management	104	170	—	170
Crown Land Administration	5	63	—	63
Executive and Support Services	98	98	—	98
Agricultural Land Commission	50	15	—	15
Integrated Land Management Bureau	7,893	11,231	—	11,231

TOTAL CAPITAL EXPENDITURES	9,815	13,242	—	13,242

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	(765)	—	(629)	(629)
Risk Management	—	—	—	—
Crown Land Special Account	(900)	—	(144)	(144)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(1,665)	—	(773)	(773)

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Food Industry Development, Agriculture and Aquaculture Management, Risk Management, Crown Land Administration and Executive and Support Services.

FOOD INDUSTRY DEVELOPMENT

Voted Appropriation
Food Industry Development	10,120	11,716

Voted Appropriation Description:  This sub-vote provides for food industry development including competitiveness, resource management and development, agriculture planning with local governments; animal and aquatic animal health; information capture and dissemination; licensing per statutes and regulations; industry awareness, education, facilitation of research and innovation. This sub-vote also provides for specialized technical services to individuals or organizations internal and external to government to achieve objectives. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

AGRICULTURE AND AQUACULTURE MANAGEMENT

Voted Appropriations
Agriculture and Aquaculture Management	6,938	7,571
BC Farm Industry Review Board	994	991
	7,932	8,562

Voted Appropriations Description:  This sub-vote provides for agriculture and aquaculture management including development, planning with local governments; plant health; information capture and dissemination; licensing per statutes and regulations; industry awareness, education, facilitation of research, and innovation. This sub-vote also provides for specialized technical services to individuals or organizations internal and external to government to achieve objectives. This sub-vote also provides for the operation of the Farm Industry Review Board which is responsible for supervising the operations of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, hearing related appeals on regulated marketing issues and for hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Recoveries are received from the federal government and parties external to government for ministry and Farm Industry Review Board services provided for in this sub-vote.

RISK MANAGEMENT

Voted Appropriation
Risk Management	18,603	19,079

Statutory Appropriation
Production Insurance Special Account	—	16,000
Transfer from Ministry Operations Vote	—	(5,400)
	18,603	29,679

Voted Appropriation Description:  This sub-vote provides for the management of provincial and federal-provincial agriculture risk management programs and insurance schemes and funding of programs and trusts. Recoveries are received from the federal government and parties external to government for ministry services and programs provided for in this sub-vote.

Statutory Appropriations Description:  This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriations and Control Act. Authority to operate the Production Insurance scheme is derived from the Insurance for Crops Act.

Estimates	Estimates
2004/05	2005/06

CROWN LAND ADMINISTRATION

Voted Appropriations
Land Policy Program	2,445	969
Crown Land Tenure Management	—	7,495
Contaminated Sites Program	—	21,687
	2,445	30,151

Voted Appropriations Description:  This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It includes a wide range of Crown land administrative activities including support to regional Crown land adjudication processes, Aboriginal relations, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental relations and the management, assessment and remediation of contaminated sites on Crown land. Costs may be recovered from other ministries, other levels of government, organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	870	520
Corporate Services	4,152	8,328
	5,022	8,848

Voted Appropriations Description:  This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s staff. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, humanresources, office management and accommodation, information management services and systems, and freedom of information, protection of privacy and records management. Recoveries are received from the federal government and parties external to government for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	44,122	78,356
STATUTORY — SPECIAL ACCOUNT	—	16,000

Estimates	Estimates
2004/05	2005/06

VOTE 12 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	1,957	2,068

Voted Appropriation Description:  This vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described within this vote.

VOTE 12 — AGRICULTURAL LAND COMMISSION	1,957	2,068

Estimates	Estimates
2004/05	2005/06

VOTE 13 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriation under the core business Integrated Land Management Bureau.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Client Services Delivery	10,603	26,554
Species at Risk Coordination	—	626
Resource Information Management	40,658	21,185
Bureau Management	6,047	12,824
	57,308	61,189

Voted Appropriations Description:  This vote provides for management of Crown land, resources and information. This sub-vote includes a coordinated approach for the recovery of broad-ranging species at risk, development and maintenance of strategic and operational land use plans and provincial base maps; and administration and delivery of programs that collect, record, manage and co-ordinate land and natural resource data, including Crown land tenures. This sub-vote provides for negotiation and reconcilation with First Nations, regional economic development through “single point of contact” centres; and development of strategic partnerships with other governments, industry, academia and organizations. The regional offices provide access to Crown land and resources, including applications, permits, licences, tenures and related authorizations, and interpretive services for resource information, maps and resource management plans.

This vote also provides for partial operational funding for the Office of the Minister of State for Resort Development, and for the executive direction and administration of the bureau including finance, administration, strategic human resources, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the bureau operations, programs and clients. Transfers from other resource agencies are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 13 — INTEGRATED LAND MANAGEMENT BUREAU	57,308	61,189

Estimates	Estimates
2004/05	2005/06

STATUTORY — CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the core business Crown Land.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	210,620	141,820

Statutory Appropriation Description: This statutory account provides for the Crown Land Special Account.

STATUTORY - SPECIAL ACCOUNT	210,620	141,820

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	72,968	74,142
Operating Costs	47,815	70,899
Government Transfers	229,496	165,263
Other Expenses	510	21,405
Internal Recoveries	(17,342)	(19,647)
External Recoveries	(19,440)	(18,029)
TOTAL OPERATING EXPENSE	314,007	294,033

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

$000

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Account Appropriations and Control Act, 1982.

Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, sales of density allotments pursuant to community plans, and fees. Costs of development reflect those costs directly associated with the aquisition, servicing, development and disposition of Crown land. Expenses include costs such as reporting, clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales.

This Special Account now includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	107,028	71,382
Less: Cost of Development	(29,488)	(11,390)
	77,540	59,992
Expense	(20)	(20)
Net Revenue (Expense)	77,520	59,972
FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	210,600	141,800
Expense:
• Ministry of Community Services	(9,500)	(13,500)
• Ministry of Health	(6,000)	(200)
• Ministry of Economic Development	—	(18,000)
• Ministry of Transportation	(100)	(55,100)
• Ministry of Environment	(95,000)	(15,000)
• Renewal of Nominal Rent Tenures	(100,000)	(30,000)
• Contingency(4)	—	(10,000)
Total Expense	(210,600)	(141,800)

Net Revenue (Expense)	—	—

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	38,295

Transfer to the General Fund	(85,275)	(60,116)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	900	144
Net Cash Source (Requirement)	900	144
Working Capital Adjustments and Other Spending Authority Committed(5)	(31,440)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)	Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.
(4)	A contingency is included to enable provision of free crown grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.
(5)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

PRODUCTION INSURANCE

This account is established as a special account effective April 1, 2005 by Section 9.2 of the Special Account Appropriations and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. The Production Insurance Program, through an insurance scheme, stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of crop losses due to uncontrollable natural perils. The purpose of the this account is to receive production insurance premiums from the federal government, the province, and producers. This account also receives interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any costs of adjustments. No financing transactions are provided for under this account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	—	10,600
Revenue from Appropriation	—	33,400
Expense	—	(16,000)
Net Revenue (Expense)	—	28,000

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	28,000

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2005/06 is based on the 2004/05 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

FOOD INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	765	629
Disbursements	—	—
Net Cash Source (Requirement)	765	629

RISK MANAGEMENT

PRODUCTION INSURANCE STABILIZATION — Disbursements are provided to cover deficits in the Production Insurance Trust Account that may arise due to payment of indemnity claims in excess of premiums and other revenue in the trust account. These advances are fully recovered from Production Insurance Program premium revenue in subsequent years (receipts). The Production Insurance Trust Account was dissolved on March 31, 2005 and has been replaced with the Production Insurance Special Account.

Receipts	3,000	—
Disbursements	3,000	—
Net Cash Source (Requirement)	—	—

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Multiculturalism is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law; and, to meet the settlement needs of immigrants and refugees through English language training, information and support services, and community bridging initiatives, and to promote multiculturalism and anti-racism through community partnerships and capacity-building initiatives.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	355,791	369,012
Vote 15 — Judiciary	51,166	52,281
Vote 16 — Crown Proceeding Act	27,500	27,500
Vote 17 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	17,392	18,048
Less: Transfer from Ministry Operations Vote	(6,950)	(7,642)

OPERATING EXPENSE	444,900	459,200
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	9,064	16,459
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,406	3,447

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Court Services	132,563	136,425	(2,817)	133,608
Legal Services	13,483	14,804	(1,400)	13,404
Prosecution Services	78,170	82,479	—	82,479
Justice Services	84,593	93,601	(2,420)	91,181
Multiculturalism and Immigration	5,976	27,521	(20,493)	7,028
Executive and Support Services	41,006	41,599	(287)	41,312
Judiciary	51,166	52,281	—	52,281
Crown Proceeding Act	27,500	27,500	—	27,500
British Columbia Utilities Commission	1	5,528	(5,527)	1
Public Guardian and Trustee of British Columbia	10,442	11,599	(1,193)	10,406

TOTAL OPERATING EXPENSES	444,900	493,337	(34,137)	459,200

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Court Services	4,135	9,022	—	9,022
Legal Services	23	298	—	298
Prosecution Services	2,255	1,200	—	1,200
Justice Services	260	510	—	510
Multiculturalism and Immigration	350	1,250	—	1,250
Executive and Support Services	833	1,137	—	1,137
Judiciary	402	2,236	—	2,236
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia	794	794	—	794

TOTAL CAPITAL EXPENDITURES	9,064	16,459	—	16,459

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	700	(700)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	700	(700)	—

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Court Services, Legal Services, Prosecution Services, Justice Services, Multiculturalism and Immigration, and Executive and Support Services.

COURT SERVICES

Voted Appropriation
Court Services	132,563	133,608

Voted Appropriation Description:  This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

LEGAL SERVICES

Voted Appropriation
Legal Services	13,483	13,404

Voted Appropriation Description:  This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	78,170	82,479

Voted Appropriation Description:  This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

JUSTICE SERVICES

Voted Appropriation
Justice Services	84,593	91,181

Voted Appropriation Description:  This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from the Ministry of Children and Family Development for mediation services relating to child protection, and from the federal government for family justice services initiatives projects.

Estimates	Estimates
2004/05	2005/06

MULTICULTURALISM AND IMMIGRATION

Voted Appropriation
Multiculturalism and Immigration	5,976	7,028

Voted Appropriation Description:  This sub-vote provides for the coordination of resources and services provided for policy and program development and delivery with respect to multiculturalism and immigration; negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; and, settlement services for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements for settlement services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	626	726
Corporate Services	26,142	26,050
Agencies, Boards and Commissions	14,238	14,536
	41,006	41,312

Voted Appropriations Description:  This sub-vote provides for the office of the Attorney General and Minister Responsible for Multiculturalism, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from parties for services provided within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	355,791	369,012

Estimates	Estimates
2004/05	2005/06

VOTE 15 — JUDICIARY

This vote provides for ministry programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	11,793	11,894
Provincial Courts	39,373	40,387
	51,166	52,281

Voted Appropriations Description:  This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 15 — JUDICIARY	51,166	52,281

Estimates	Estimates
2004/05	2005/06

VOTE 16 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the voted appropriation under the Crown Proceeding Act core business.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	27,500	27,500

Voted Appropriation Description:  This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 16 — CROWN PROCEEDING ACT	27,500	27,500

Estimates	Estimates
2004/05	2005/06

VOTE 17 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description:  This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 17 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

Estimates	Estimates
2004/05	2005/06

STATUTORY — PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	17,392	18,048
Transfer from Ministry Operations Vote	(6,950)	(7,642)
	10,442	10,406

Statutory Appropriation Description:  This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

STATUTORY - SPECIAL ACCOUNT	17,392	18,048

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	254,563	258,845
Operating Costs	146,603	151,029
Government Transfers	94,730	102,496
Other Expenses	29,374	29,359
Internal Recoveries	(48,672)	(48,392)
External Recoveries	(31,698)	(34,137)
TOTAL OPERATING EXPENSE	444,900	459,200

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

$000

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee operating account is established as a special account in the general fund of the consolidated revenue fund and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and program administration. Recoveries are also received from clients and parties external to government.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	12,077	12,633
OPERATING TRANSACTIONS
Revenue	11,357	11,357
Revenue from Appropriation	6,950	7,642
Expense	(19,487)	(19,241)
Internal and External Recoveries	2,095	1,193
Net Revenue (Expense)	915	951

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	181

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(794)	(794)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(794)	(794)

Difference Between 2004/05 Estimates and Actual Net Cash Source (Requirement)	(46)

Working Capital Adjustments and Other Spending Authority Committed(3)	300	663

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	12,633	13,453

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	700	700
Disbursements	700	700
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities to support healthy child development, access and provide quality child care, and care for an protect vulnerable children and youth. The Minister is also responsible for supporting Community Living British Columbia to achieve its mandate to provide and improve upon services to individuals with developmental disabilities.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 18 — Ministry Operations	1,003,629	1,111,979
Vote 19 — Adult Community Living Services	493,942	524,664

OPERATING EXPENSE	1,497,571	1,636,643
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	11,070	17,022
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(146)	(148)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	4,131	3,952

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	573,369	645,791	(55,949)	589,842
Early Childhood Development, Child Care and Supports to Children with Special Needs	357,882	450,888	(100)	450,788
Provincial Services	55,106	57,519	(3,802)	53,717
Executive and Support Services	17,272	18,170	(538)	17,632
Ministry Services - Adult Community Living	493,942	129,899	(37)	129,862
Transfers to Community Living British Columbia	—	394,802	—	394,802

TOTAL OPERATING EXPENSES	1,497,571	1,697,069	(60,426)	1,636,643

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	11,070	17,022	—	17,022

TOTAL CAPITAL EXPENDITURES	11,070	17,022	—	17,022

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(146)	—	(148)	(148)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(146)	—	(148)	(148)

Estimates	Estimates
2004/05	2005/06

VOTE 18 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	573,369	589,842

Voted Appropriation Description:  This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; establishing new governance structures; funding under the Community Services Interim Authorities Act or any replacement legislation, the Child, Family, and Community Service Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act; and other initiatives to support children, youth and families including costs related to transformation of services. Recoveries are received from the federal government for child protection services, children in care, and youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	357,882	450,788

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and child care including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	55,106	53,717

Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from the federal government for youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	730	730
Corporate Services	16,542	16,902
	17,272	17,632

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Child Care; partial funding for the office of the Minister of State for Early Childhood Development; overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children with special needs, and provincial services, and for the administration of the Human Resource Facility Act. Recoveries are received from the federal government, organizations and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

VOTE 18 — MINISTRY OPERATIONS	1,003,629	1,111,979

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 19 — ADULT COMMUNITY LIVING SERVICES

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Ministry Services - Adult Community Living and Transfers to Community Living British Columbia (CLBC).

MINISTRY SERVICES - ADULT COMMUNITY LIVING

Voted Appropriation
Ministry Services - Adult Community Living	493,942	129,862

Voted Appropriation Description:  This sub-vote provides for services and support to adults with developmental disabilities for the first quarter ended June 30, 2005; establishing a new governance structure effective July 1, 2005; funding for services under the Community Services Interim Authorities Act and the Community Living Authority Act; costs related to transformation of services; funding for the Office of the Service Quality Advocate which reports directly to the Minister; and general support and advice to the Minister. Recoveries are received from ministries, other levels of government, organizations and individuals for repayable benefits, overpayments, and third party settlement costs.

TRANSFERS TO COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Transfers to Community Living British Columbia	—	394,802

Voted Appropriation Description:  This sub-vote provides for transfer payments to Community Living British Columbia (CLBC) for the governance, management, operations, and delivery of services and support to adults with developmental disabilities effective July 1, 2005. Payments for the provision of these services are in accordance with the Community Services Interim Authorities Act and the Community Living Authority Act.

VOTE 19 — ADULT COMMUNITY LIVING SERVICES	493,942	524,664

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	268,532	264,143
Operating Costs	86,853	91,317
Government Transfers	1,202,189	1,342,819
Other Expenses	1,474	1,166
Internal Recoveries	(2,488)	(2,376)
External Recoveries	(58,989)	(60,426)
TOTAL OPERATING EXPENSE	1,497,571	1,636,643

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the

Receipts	146	148
Disbursements	—	—
Net Cash Source (Requirement)	146	148

MINISTRY OF COMMUNITY SERVICES

The mission of the Ministry of Community Services and the Minister Responsible for Seniors’ and Women’s Issues is to promote and sustain economically viable communities that provide a healthy and safe place for British Columbians to live and work and to provide policy advice on seniors’ and women’s issues. The BC Public Service Agency provides leadership and services in people management to support clients to achieve public service excellence.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	162,439	233,686
Vote 21 — BC Public Service Agency	24,132	24,132

STATUTORY APPROPRIATION
University Endowment Lands Administration Special Account	3,142	3,142

OPERATING EXPENSE	189,713	260,960
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	3,740	5,650
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	551	553

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF COMMUNITY SERVICES

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Local Government (includes special account)	119,467	233,165	(55,000)	178,165
Seniors’, Women’s and Community Services	37,612	50,739	(117)	50,622
Executive and Support Services	8,502	8,042	(1)	8,041
Leadership and Learning Centre	699	455	—	455
Client Services	17,549	13,833	(700)	13,133
Hiring and Business Transformation	688	1,354	—	1,354
Employee Relations	2,834	3,833	—	3,833
Compensation, Benefits and Policy	2,249	27,915	(23,057)	4,858
Executive and Support Services (Agency)	113	499	—	499

TOTAL OPERATING EXPENSES	189,713	339,835	(78,875)	260,960

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	40	800	—	800
Seniors’, Women’s and Community Services	150	1,250	—	1,250
Executive and Support Services	250	300	—	300
Hiring and Business Transformation	3,000	3,000	—	3,000
Executive and Support Services (Agency)	300	300	—	300

TOTAL CAPITAL EXPENDITURES	3,740	5,650	—	5,650

MINISTRY OF COMMUNITY SERVICES

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Local Government; Seniors’, Women’s and Community Services; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	112,139	170,837
University Endowment Lands	4,186	4,186
	116,325	175,023
Statutory Appropriation
University Endowment Lands Administration Special Account	3,142	3,142
	119,467	178,165

Voted Appropriations Description:  This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial support and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

Statutory Appropriation Description:  This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

SENIORS’, WOMEN’S AND COMMUNITY SERVICES

Voted Appropriation
Seniors’, Women’s and Community Services	37,612	50,622

Voted Appropriation Description:  This sub-vote provides for policy development and support for seniors’ and women’s issues and community services including inner-city partnerships, the Vancouver Agreement, community transition, support services to women who have experienced, or are at risk of, abuse and their dependent children, mentoring for women re-entering the workforce, and the Premier’s Council on Aging and Seniors’ Issues. Recoveries are received from external parties for ministry services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,093	586
Management Services	7,409	7,455
	8,502	8,041

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Community Services and the Minister Responsible for Seniors’ and Women’s including salaries, benefits, allowances, and operating expenses of the minister’s staff and the salaries, benefits, allowances, and operating expenses of the Minister of State for Immigration and Multicultural Services and the Minister of State for Women’s and Seniors’ Services prior to the June 2005 government reorganization. The sub-vote also provides for executive direction of the Ministry of Community Services and administrative services for the operating programs of the Ministry of Community Services and the Ministry of Tourism, Sport and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	162,439	233,686
STATUTORY — SPECIAL ACCOUNT	3,142	3,142

Estimates 2004/05	Estimates 2005/06

VOTE 21 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Leadership and Learning Centre; Client Services; Hiring and Business Transformation; Employee Relations; Compensation, Benefits and Policy; and Executive and Support Services.

LEADERSHIP AND LEARNING CENTRE

Voted Appropriation
Leadership and Learning Centre	699	455

Voted Appropriation Description:  This sub-vote provides for employee and organizational development activities and programs focused on achieving excellence in public service, design and delivery of corporate learning and development programs including executive development, orientation, succession planning, transition services, recognition and awards. Recoveries are received from ministries for services provided within this sub-vote.

CLIENT SERVICES

Voted Appropriation
Regional Operations	17,549	13,133

Voted Appropriation Description:  This sub-vote provides for a broad range of human resource services to government and other clients including advisory services on organizational design, compensation, staffing, employee relations, occupational safety and health, workforce adjustment, disability case management, and other activities related to human resource management. Recoveries are received from ministries, Crown corporations and other public sector employers for services provided within this sub-vote.

HIRING AND BUSINESS TRANSFORMATION

Voted Appropriation
Hiring and Business Transformation	688	1,354

Voted Appropriation Description:  This sub-vote provides for a broad range of specialist client services in hiring specialist services and executive recruitment and facilitates transformative change within the human resource function in order to enhance client satisfaction, improve efficiency, reduce costs and increase innovation. Recoveries are received from ministries for services provided within this sub-vote.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	2,834	3,833

Voted Appropriation Description:  This sub-vote provides for the negotiation and administration of collective agreements on behalf of government, labour relations and dispute resolution advice, workforce adjustment activities, terms and conditions, settlement payments for grievances, other personnel related settlements, and payment for legal and arbitration services.

COMPENSATION, BENEFITS AND POLICY

	Estimates	Estimates
	2004/05	2005/06

Voted Appropriations
Compensation	2,248	4,857
Provincial Pensions	99,231	100,813
Miscellaneous and Stat Items	7,547	6,258
Canada Pension	45,788	50,829
Death and Retiring Benefits	9,065	8,492
Extended Health and Dental Benefits	47,803	48,188
Group Insurance	3,990	4,052
Medical Services Plan	22,297	22,734
Long Term Disability	35,781	34,450
Employment Insurance	25,839	25,920
Workers Compensation	9,981	8,718
Employee and Family Assistance Program	885	1,002
Other Benefits	34,594	52,096
Recoveries	(342,800)	(363,551)
	2,249	4,858

Voted Appropriations Description:  This sub-vote provides for the management and administration of classification and compensation plans, classification dispute resolution, advisory services related to the terms and conditions of employment for excluded employees, management of compensation workflow, service delivery, policy and legislation services. This sub-vote also provides for management and administration of employee benefit plans, the payment of federal and provincial employer contributions, and other corporate programs. Recoveries are received from ministries, Crown corporations, agencies, boards, commissions and other public sector employers for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (AGENCY)

Voted Appropriations
Deputy Minister’s Office	112	498
Corporate Services	1	1
	113	499

Voted Appropriations Description:  This sub-vote provides for the executive direction of the BC Public Service Agency, administrative support services, policy and program development merit office activities, communications, strategic planning and performance management. Other administrative services, including financial, human resources, information systems, facilities management, freedom of information, protection of privacy, planning and performance management are provided by the Ministry of Finance. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 21 — BC PUBLIC SERVICE AGENCY	24,132	24,132

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	380,016	398,338
Operating Costs	24,437	24,271
Government Transfers	193,315	270,118
Other Expenses	17,143	18,599
Internal Recoveries	(350,740)	(371,491)
External Recoveries	(74,458)	(78,875)
TOTAL OPERATING EXPENSE	189,713	260,960

MINISTRY OF COMMUNITY SERVICES

SPECIAL ACCOUNT(1)

$000

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, was continued under the University Endowment Land Act, 1979, and became a Special Account under the Special Appropriations Act, 1982. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licenses and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses represent the transfer to the Ministry Operations Vote of the ratepayers’ portion of the costs of providing services. No financing transactions are provided for under this account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,932	30,209
OPERATING TRANSACTIONS
Revenue	3,142	4,183
Expense	(3,142)	(3,142)
Net Revenue (Expense)	—	1,041
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	9,242

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

Working Capital Adjustments and Other Spending Authority Committed(3)	35	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	30,209	31,250

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ECONOMIC DEVELOPMENT

The mission of the Ministry of Economic Development is to promote strategic leadership in government to create a strong, prosperous and diverse economy in all regions.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 22 — Ministry Operations	104,053	443,561

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSE	104,553	444,061
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	450	855
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	50,000	50,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	128	128

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF ECONOMIC DEVELOPMENT

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Improving British Columbia’s Investment Climate	2,332	2,787	—	2,787
Marketing and Promoting British Columbia	1,673	9,931	(343)	9,588
Enhancing Economic Development (includes special account)	87,191	312,598	(735)	311,863
2010 Olympic and Paralympic Winter Games Secretariat	3,190	109,640	(1)	109,639
Executive and Support Services	10,167	10,189	(5)	10,184

TOTAL OPERATING EXPENSES	104,553	445,145	(1,084)	444,061

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Improving British Columbia’s Investment Climate	75	50	—	50
Marketing and Promoting British Columbia	50	30	—	30
2010 Olympic and Paralympic Winter Games Secretariat	50	620	—	620
Executive and Support Services	275	155	—	155

TOTAL CAPITAL EXPENDITURES	450	855	—	855

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	50,000	50,000	—	50,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	50,000	50,000	—	50,000

MINISTRY OF ECONOMIC DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Improving British Columbia’s Investment Climate; Marketing and Promoting British Columbia; Enhancing Economic Development; 2010 Olympic and Paralympic Winter Games Secretariat; and Executive and Support Services.

IMPROVING BRITISH COLUMBIA’S INVESTMENT CLIMATE

Voted Appropriation
Improving British Columbia’s Investment Climate	2,332	2,787

Voted Appropriation Description: This sub-vote provides for development and enhancement of a positive investment climate and prosperous economy within the province; increasing venture capital; collecting and providing economic and business information on sectors, regions and trends; undertaking analyses of economic conditions; participating in cross-government projects to achieve the province’s economic objectives; establishing provincial positions and policies regarding domestic and international trade issues; and providing policy, market access improvements and trade advice to strengthen British Columbia’s economic links with trading partners in the Asia-Pacific region.

MARKETING AND PROMOTING BRITISH COLUMBIA

Voted Appropriation
Marketing and Promoting British Columbia	1,673	9,588

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment and communicating British Columbia’s advantages and opportunities; administering and financing the Provincial Nominee Program and labour market attachment initiatives for immigrants; delivering effective business immigration programs to attract economic immigration clients to strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; planning and managing trade missions to profile British Columbia in key markets; and assisting the private sector to leverage identified marketing opportunities. Recoveries are received from parties external to government for services provided under this sub-vote.

ENHANCING ECONOMIC DEVELOPMENT

Voted Appropriation
Enhancing Economic Development	86,691	311,363

Statutory Appropriation
Northern Development Fund Special Account	500	500
	87,191	311,863

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; implementing strategies to promote British Columbia and achieve improvements in specific areas such as trade, science and technology; administering international qualification programs and labour market planning; developing worker training strategies and implementing strategic labour market policies; providing funding to the Industry Training Authority; and providing support, including financial assistance, for projects, initiatives and trusts that support economic growth and diversification throughout the province. Recoveries are received from parties external to government for services provided under this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund Special Account which is governed under the BC-Alcan Northern Development Fund Act.

Estimates	Estimates
2004/05	2005/06

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	3,190	109,639

Voted Appropriation Description: This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Some costs are partially recovered from external organizations for program services provided under this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	729	535
Corporate Services	6,118	6,429
Columbia Basin Trust	2,000	2,000
Reserves for Doubtful Accounts	1,320	1,220
	10,167	10,184

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources and operating assistance grants to the Columbia Basin Trust. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Recoveries are received from parties external to government for ministry services provided for in this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	104,053	443,561
STATUTORY — SPECIAL ACCOUNT	500	500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	10,102	12,676
Operating Costs	7,673	10,751
Government Transfers	85,705	420,325
Other Expenses	1,493	1,393
External Recoveries	(420)	(1,084)
TOTAL OPERATING EXPENSE	104,553	444,061

MINISTRY OF ECONOMIC DEVELOPMENT

SPECIAL ACCOUNT (1)

$000

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	9,344	10,269
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	431

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	419	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	10,269	10,344

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ECONOMIC DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

COLUMBIA BASIN ACCORD — Disbursements are for an investment in the Columbia Power Corporation and the Columbia Basin Trust for power projects to be undertaken pursuant to the province’s agreements with the Columbia Basin Trust.

Receipts	—	—
Disbursements	50,000	50,000
Net Cash Source (Requirement)	(50,000)	(50,000)

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous and sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 23 — Ministry Operations	4,922,281	5,073,905

OPERATING EXPENSE	4,922,281	5,073,905
PREPAID CAPITAL ADVANCES (2)	134,500	170,300
CAPITAL EXPENDITURES (3)	14,410	9,745
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	313	313

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Public Schools	4,125,825	4,273,102	(8,807)	4,264,295
Independent Schools	176,777	186,629	—	186,629
Debt Service and Amortization	564,955	546,797	(412)	546,385
Early Learning and Literacy	7,136	20,009	(1)	20,008
Management Services	12,354	12,361	(7)	12,354
Executive and Support Services	35,234	48,709	(4,475)	44,234

TOTAL OPERATING EXPENSES	4,922,281	5,087,607	(13,702)	5,073,905

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Schools	134,500	170,300	—	170,300

TOTAL PREPAID CAPITAL ADVANCES	134,500	170,300	—	170,300

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Management Services	310	95	—	95
Executive and Support Services	14,100	9,650	—	9,650

TOTAL CAPITAL EXPENDITURES	14,410	9,745	—	9,745

MINISTRY OF EDUCATION

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Public Schools, Independent Schools, Debt Service and Amortization, Early Learning and Literacy, Management Services, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	4,125,825	4,264,295

Voted Appropriation Description: This sub-vote provides for transfers to school districts and others to support the public school system. Recoveries are received from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	176,777	186,629

Voted Appropriation Description: This sub-vote provides for transfers to eligible independent schools and others to support the independent school system.

DEBT SERVICE AND AMORTIZATION

Voted Appropriations
Debt Service Costs	354,700	345,900
Amortization of Prepaid Capital Advances	210,255	200,485
	564,955	546,385

Voted Appropriations Description: This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including school sites, portables, capital leases, buses, and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

EARLY LEARNING AND LITERACY

Voted Appropriation
Early Learning and Literacy	7,136	20,008

Voted Appropriation Description: This sub-vote provides for the administration of the Library Act. Additionally, transfers are provided to support the public library system and programs that promote literacy in communities and schools. Recoveries are received from miscellaneous sources including fees from Public Libraries for the Community Library Training Program.

Estimates	Estimates
2004/05	2005/06

MANAGEMENT SERVICES

Voted Appropriation
Management Services	12,354	12,354

Voted Appropriation Description: This sub-vote provides for corporate support services to operating programs including financial services, human resources services, information management services, administrative services, freedom of information and privacy services, and general services and assistance to the Ministry of Advanced Education and the Ministry of Education and boards, agencies, and commissions supported by those Ministries. Recoveries are received from miscellaneous sources including cost recovery for Freedom of Information requests.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	489	489
K-12 Education Programs	34,745	43,745
	35,234	44,234

Voted Appropriations Description: This sub-vote provides for executive direction for the ministry and management and program support for K-12 education programs. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. Transfers are provided for education development and implementation activities. Recoveries are received from various sources including public and independent schools for Common Student Information System fees, general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports.

VOTE 23 — MINISTRY OPERATIONS	4,922,281	5,073,905

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,356	20,554
Operating Costs	239,962	243,168
Government Transfers	4,317,594	4,477,816
Other Expenses	354,864	346,069
External Recoveries	(9,495)	(13,702)
TOTAL OPERATING EXPENSE	4,922,281	5,073,905

MINISTRY OF EDUCATION

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

PUBLIC SCHOOLS

SCHOOLS — Disbursements are provided for approved school capital projects including costs related to construction, school site acquisition, portable facilities, capital leases, and bus and equipment purchases.

Receipts	—	—
Disbursements	134,500	170,300
Net Cash Source (Requirement)	(134,500)	(170,300)

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

The mission of the Ministry of Employment and Income Assistance is to provide services that move people toward sustainable employment and assist individuals and families in need.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 24 — Ministry Operations	1,261,791	1,354,960

OPERATING EXPENSE	1,261,791	1,354,960
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	21,547	17,507
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,973	1,973

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Employment Programs	71,475	79,395	(25)	79,370
Temporary Assistance	391,176	356,299	(1,112)	355,187
Disability Assistance	483,158	581,921	(1,498)	580,423
Supplementary Assistance	144,923	176,265	(3,786)	172,479
Employment and Assistance Appeal Tribunal	2,422	1,819	—	1,819
Executive and Support Services	168,637	165,692	(10)	165,682

TOTAL OPERATING EXPENSES	1,261,791	1,361,391	(6,431)	1,354,960

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Employment and Assistance Appeal Tribunal	35	35	—	35
Executive and Support Services	21,512	17,472	—	17,472

TOTAL CAPITAL EXPENDITURES	21,547	17,507	—	17,507

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

Voted Appropriation
Employment Programs	71,475	79,370

Voted Appropriation Description: This sub-vote provides for programs to assist eligible individuals to find sustainable employment and may include directed job search, job placement programs and/or specific training for employment. It also provides for specialized employment programs to support individuals, including those with disabilities or persistent multiple barriers to employment. This sub-vote also provides for salaries and benefits for individuals with disabilities receiving on the job training under the public service employment program. Recoveries are received from ministries and from parties external to government under cost sharing agreements for programs.

TEMPORARY ASSISTANCE

Voted Appropriation
Temporary Assistance	391,176	355,187

Voted Appropriation Description: This sub-vote provides for temporary assistance in accordance with the Employment and Assistance Act for the family units of eligible individuals who are capable of financial independence through employment or are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

Voted Appropriation
Disability Assistance	483,158	580,423

Voted Appropriation Description: This sub-vote provides for disability assistance in accordance with the Employment and Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. Recoveries are received from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

Voted Appropriation
Supplementary Assistance	144,923	172,479

Voted Appropriation Description: This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act, and for programs that promote the purposes of the legislation. Recoveries are received from Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, from repayable assistance and overpayments.

Estimates	Estimates
2004/05	2005/06

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	2,422	1,819

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses for a single-level, regionally based appeal system through the Employment and Assistance Appeal Tribunal established under the Employment and Assistance Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	420	423
Corporate Services	29,159	40,223
Program Management	139,058	125,036
	168,637	165,682

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Employment and Income Assistance. It provides for leadership, direction and administrative support services for the operating programs of the ministry. This includes: strategic and business planning, financial administration and budget co-ordination, human resources, asset and risk management, prevention, compliance and enforcement, information technology, records management, freedom of information, and protection of privacy. It also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	1,261,791	1,354,960

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	113,479	112,371
Operating Costs	59,452	57,688
Government Transfers	1,090,024	1,184,433
Other Expenses	5,041	7,240
Internal Recoveries	(340)	(341)
External Recoveries	(5,865)	(6,431)
TOTAL OPERATING EXPENSE	1,261,791	1,354,960

MINISTRY OF ENERGY AND MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate investment in the responsible development of British Columbia’s energy and mineral resources to benefit all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 25 — Ministry Operations	32,785	40,924
Vote 26 — Contracts and Funding Arrangements	26,560	31,560

OPERATING EXPENSE	59,345	72,484
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,807	1,456
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	242	269

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF ENERGY AND MINES AND PETROLEUM RESOURCES

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Oil and Gas	15,170	11,937	—	11,937
Offshore Oil and Gas	4,300	4,252	—	4,252
Mining and Minerals	7,868	13,282	—	13,282
Electricity and Alternative Energy	1,134	1,482	—	1,482
Executive and Support Services	4,313	9,971	—	9,971
Contracts and Funding Arrangements	26,560	31,560	—	31,560

TOTAL OPERATING EXPENSES	59,345	72,484	—	72,484

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	471	275	—	275
Mining and Minerals	1,026	865	—	865
Electricity and Alternative Energy	—	6	—	6
Executive and Support Services	310	310	—	310

TOTAL CAPITAL EXPENDITURES	1,807	1,456	—	1,456

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	26,220	(26,220)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	26,220	(26,220)	—

MINISTRY OF ENERGY AND MINES AND PETROLEUM RESOURCES

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Oil and Gas, Offshore Oil and Gas, Mining and Minerals, Electricity and Alternative Energy and Executive and Support Services

OIL AND GAS

Voted Appropriation
Oil and Gas Division	15,170	11,937

Voted Appropriation Description: This sub-vote provides for management of the province’s natural gas and petroleum resources, including selling, issuing and administering petroleum and natural gas tenures; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic and financial analysis to develop policies and programs; identifying, stimulating and facilitating development opportunities; providing information to the public; streamlining provincial regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals and developing and maintaining petroleum geology databases.

OFFSHORE OIL AND GAS

Voted Appropriation
Offshore Oil and Gas	4,300	4,252

Voted Appropriation Description: This sub-vote provides for the salaries, benefits and operating expenses related to government’s management of offshore oil and gas resources. This sub-vote also includes expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; external relations; consulting with First Nations and other stakeholders and providing information to the public. This sub-vote also provides for negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific health, safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	7,868	13,282

Voted Appropriation Description: This sub-vote provides for management of the province’s mining resources and regulation of the industries that explore for and develop these resources by regulating mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and and mining industry; issuing and administering mineral, coal and aggregate exploration and mining tenures; maintaining a tenure registry; permitting exploration and mining operations; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	1,134	1,482

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation, alternative energy sources, energy conservation and efficiency measures and leading edge technologies, including issuing and maintaining tenures for geothermal and wind resources; supporting the Energy Task Force; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; providing operational policy support for independent power producers and receiving funds from the federal government.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	831	819
Corporate Services	3,482	9,152
	4,313	9,971

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining and includes salaries, benefits, allowances and operating expenses for the ministers and ministers’ staff; administration and executive support including the Deputy Minister’s office, marketing and external relations,strategic human resources and correspondence and aboriginal policy and programs. Under an agreement, the Ministry of Economic Development provides administrative support services to the ministry.

VOTE 25 — MINISTRY OPERATIONS	32,785	40,924

Estimates 2004/05	Estimates 2005/06

VOTE 26 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriations
Resource Revenue Sharing Agreements	2,500	2,500
Vancouver Island Natural Gas Pipeline Agreement	24,060	29,060
	26,560	31,560

Voted Appropriations Description: This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 26 — CONTRACTS AND FUNDING ARRANGEMENTS	26,560	31,560

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,734	22,536
Operating Costs	13,277	15,135
Government Transfers	29,334	34,813
TOTAL OPERATING EXPENSE	59,345	72,484

MINISTRY OF ENERGY AND MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

OIL AND GAS

OIL AND GAS COMMISSION ACT — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	24,600	26,220
Disbursements	24,600	26,220
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership and support to British Columbians to help them limit the adverse effects of their individual and collective activities on the environment, while fostering economic development and providing outdoor opportunities. The Environmental Assessment Office provides British Columbians with a well-designed and well-delivered environmental assessment process that reflects the government’s objectives for economic growth, strong communities and responsible resource management, based on maintaining high environmental standards.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	110,981	134,380
Vote 28 — Environmental Assessment Office	2,820	4,480

STATUTORY APPROPRIATION
Sustainable Environment Fund Special Account	35,705	35,705

OPERATING EXPENSE	149,506	174,565
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	21,357	29,919
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	970	1,084

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY
$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Environmental Stewardship	61,521	72,548	(6,441)	66,107
Water Stewardship	6,966	24,136	(2,880)	21,256
Oceans	2,193	2,134	(3)	2,131
Environmental Protection (includes special account)	38,315	40,631	(824)	39,807
Compliance Operations	14,582	16,462	(154)	16,308
Executive and Support Services	23,109	24,502	(26)	24,476
Environmental Assessment Office	2,820	4,990	(510)	4,480

TOTAL OPERATING EXPENSES	149,506	185,403	(10,838)	174,565

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	18,421	24,678	—	24,678
Water Stewardship	194	214	—	214
Environmental Protection	172	272	—	272
Compliance Operations	—	150	—	150
Executive and Support Services	2,500	4,543	—	4,543
Environmental Assessment Office	70	62	—	62

TOTAL CAPITAL EXPENDITURES	21,357	29,919	—	29,919

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Water Stewardship; Oceans; Environmental Protection; Compliance Operations; and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriations
Conservation Management	31,161	30,917
Parks, Fish and Wildlife Management	30,360	35,190
	61,521	66,107

Voted Appropriations Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; acquisition and management of special areas including provincial parks and protected areas including wildfire awareness and prevention; monitoring and reporting on the state of provincial biodiversity. This sub-vote also provides for diverse park, fish and wildlife outdoor opportunities across the province through programs including maintenance of the provincial park system that provides for day use and overnight use in front country, back country use and boating facilities and services; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and delivery of the provincial fish culture and stocking program and outdoor opportunities. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for stumpage from tree removal in parks and protected areas, for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

WATER STEWARDSHIP

Voted Appropriation
Water Stewardship	6,966	21,256

Voted Appropriation Description: This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both source and ground) in the short and long term, including implementation of the Ministry’s responsibilities for source water protection under the Action Plan for Safe Drinking Water in BC and the Ground Water Protection Regulation; supporting communities to integrate water resource management into municipal and regional planning and development programs and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater; water allocation and regulation; water planning; water science and information; water utility regulation; water rental remissions for implementation of water use plans; and collecting, recording, managing and co-ordinating water and related inventories and data. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

OCEANS

Voted Appropriation
Oceans	2,193	2,131

Voted Appropriation Description: This sub-vote provides for coordination with the federal government on fisheries and oceans issues, including joint provincial-federal oceans strategies on coastal and oceans planning, sustainable oceans industries and a marine protected areas framework, and development and implementation of a BC Fisheries Strategy Framework, in collaboration with federal and provincial agencies, other governments, First Nations and a diverse range of stakeholders. This sub-vote also provides for development and diversification of the fisheries sector; promotion and marketing of BC’s seafood industry; development and support of mechanisms to promote and improve the understanding of issues associated with fisheries management in the marine environment, and with the sustainability of wild stocks for coastal communities; and the development of strategies to create jobs and enhance the competitiveness of British Columbia’s seafood products. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Estimates 2004/05	Estimates 2005/06

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	2,610	4,102

Statutory Appropriation
Sustainable Environment Fund Special Account	35,705	35,705
	38,315	39,807

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act.

COMPLIANCE OPERATIONS

Voted Appropriation
Compliance Operations	14,582	16,308

Voted Appropriation Description: This sub-vote provides for education and promotion and continuous improvement of compliance with regulatory requirements; inspections, special investigation and enforcement of standards for protection of fish, wildlife, habitat and the environment. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	474	474
Corporate Services	22,635	24,002
	23,109	24,476

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems, information and privacy; water and other revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations, and individuals, and from revenues collected by the ministry.

VOTE 27 — MINISTRY OPERATIONS	110,981	134,380
STATUTORY — SPECIAL ACCOUNT	35,705	35,705

Estimates 2004/05	Estimates 2005/06

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	2,820	4,480

Voted Appropriation Description: This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered from other ministries, other levels of government, and organizations and individuals external to government for services provided for within this vote.

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE	2,820	4,480

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	71,735	79,684
Operating Costs	73,382	78,759
Government Transfers	9,935	9,804
Other Expenses	44,977	56,362
Internal Recoveries	(38,595)	(39,206)
External Recoveries	(11,928)	(10,838)
TOTAL OPERATING EXPENSE	149,506	174,565

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)
$000

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Environment for administration, the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	21,274	19,028
OPERATING TRANSACTIONS
Revenue	35,705	35,300
Expense	(35,705)	(35,705)
Net Revenue (Expense)	—	(405)
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(2,939)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	693	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	19,028	18,623

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	46,241	46,571
Vote 30 — Public Affairs Bureau	32,204	34,358

OPERATING EXPENSE	78,445	80,929
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	6,024	6,037
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	753	769

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY
$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Crown Agencies Secretariat	1,497	1,497	—	1,497
Financial and Economic Performance and Analysis	5,741	6,419	(4)	6,415
Financial Governance, Accounting and Reporting	6,071	6,871	(150)	6,721
Treasury	1	11,961	(11,960)	1
Financial and Corporate Sector Services	4,317	21,145	(19,580)	1,565
Public Sector Employers’ Council	14,596	14,674	(78)	14,596
Executive and Support Services	14,018	16,888	(1,112)	15,776
Public Affairs Bureau	32,204	34,484	(126)	34,358

TOTAL OPERATING EXPENSES	78,445	113,939	(33,010)	80,929

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	18	18	—	18
Financial and Economic Performance and Analysis	45	45	—	45
Financial Governance, Accounting and Reporting	215	215	—	215
Treasury	2,032	1,631	—	1,631
Financial and Corporate Sector Services	2,301	2,604	—	2,604
Public Sector Employers’ Council	98	3	—	3
Executive and Support Services	830	1,036	—	1,036
Public Affairs Bureau	485	485	—	485

TOTAL CAPITAL EXPENDITURES	6,024	6,037	—	6,037

MINISTRY OF FINANCE

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Crown Agencies Secretariat; Financial and Economic Performance and Analysis; Financial Governance, Accounting and Reporting; Treasury; Financial and Corporate Sector Services; Public Sector Employers’ Council and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,497	1,497

Voted Appropriation Description: This sub-vote provides for the strategic and systematic oversight of Crown corporations including analysis, advice, and co-ordination on governance, accountability, strategic priorities, performance reporting and measurement, mandate/core reviews and cross-Crown agency issues and policies.

FINANCIAL AND ECONOMIC PERFORMANCE AND ANALYSIS

Voted Appropriation
Treasury Board Staff Operations	5,741	6,415

Voted Appropriation Description: This sub-vote provides for the operations of Treasury Board Staff. Services include: financial management, economic, revenue, capital, taxation and intergovernmental fiscal relations advice to government. This sub-vote also provides for development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries, Crown corporations and parties external to government for services provided within this sub-vote.

FINANCIAL GOVERNANCE, ACCOUNTING AND REPORTING

Voted Appropriations
Comptroller General Operations	6,070	6,720
Internal Audit and Advisory Services	1	1
	6,071	6,721

Voted Appropriations Description: This sub-vote provided for the operation of the Office of the Comptroller General. Major responsibilities include: reporting on financial transactions, including ad hoc, monthly and quarterly financial reporting and Public Accounts; governance over financial management and procurement legislation, policy and procedures; analysis and advice on financial administration, accounting and procurement policy issues and process improvements; post payment compliance and payment diversion; activity based management reviews; internal audit and management advisory services pertaining to internal financial and management controls; performance management, accountability, and risk management; special audit investigations; and pre- and post-implementation reviews of major information technology systems. Recoveries are received from ministries and Crown corporations for internal audit services, activity based management reviews, accounting analysis provided by Financial Reporting and Advisory Services and from the Unclaimed Property Special Account for administration costs.

Estimates 2004/05	Estimates 2005/06

TREASURY

Voted Appropriation
Provincial Treasury Operations	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to the government, government bodies and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and related banking and cash management services. The costs of services described in this sub-vote are recovered from ministries (including from the Management of the Public Funds and Debt Vote), and government bodies receiving those services.

FINANCIAL AND CORPORATE SECTOR SERVICES

Voted Appropriations
Financial and Corporate Sector Policy Branch	1,003	1,563
Financial Institutions Commission	1	1
Registries	3,313	1
	4,317	1,565

Voted Appropriations Description: This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens.

This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate professionals and for the administration of strata property approvals.

This sub-vote also provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the Business Corporations Act. In addition the sub-vote provides for the operation of the OneStop Business Registry providing one stop business registration with multiple public sector agencies; one stop business change of address with multiple agencies; and the operation of the BC Business Number Hub providing a unique business number identifier for business to interact with all levels of government. This sub-vote also provides for Registry and Business Number Hub services to other governments or their agencies on a fee-for services basis.

Full and partial recoveries are received from parties internal and external to government for services provided within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL

Voted Appropriations
Public Sector Employers’ Council	1,842	1,842
Employer Associations	12,754	12,754
	14,596	14,596

Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

Estimates 2004/05	Estimates 2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	447	451
Corporate Services	13,255	15,009
Treaty Mandate	316	316
	14,018	15,776

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour and Citizens’ Services, Office of the Premier, the BC Public Service Agency (under the responsibility of the Ministry of Community Services) and other entities. This sub-vote also provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries and related staff pursuant to Section 7 of the Legislative Assembly Allowance and Pensions Act and provides for corporate service expenses incurred for the Executive Council, Intergovernmental Relations, Ministers’ offices and other offices. This sub-vote also provides support for Government House and to the development of the fiscal framework for reconciliation with First Nations. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	46,241	46,571

Estimates 2004/05	Estimates 2005/06

VOTE 30 — PUBLIC AFFAIRS BUREAU

This Vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	32,204	34,358

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 30 — PUBLIC AFFAIRS BUREAU	32,204	34,358

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	51,301	57,064
Operating Costs	43,790	47,196
Government Transfers	16,024	15,246
Other Expenses	8,816	11,746
Internal Recoveries	(15,454)	(17,313)
External Recoveries	(26,032)	(33,010)
TOTAL OPERATING EXPENSE	78,445	80,929

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range and the Minister responsible for Housing and Homelessness is to protect, manage and conserve forest and range values through a high performing organization. The minister is also responsible for providing leadership in meeting the housing needs of all British Columbians by enabling a range of housing choices.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATIONS
Vote 31 — Ministry Operations	326,737	418,644
Vote 32 — Direct Fire	55,380	55,380
Vote 33 — Housing and Homelessness	190,311	207,701

STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	131,800	148,395
Forest Stand Management Fund Special Account	1,490	—
South Moresby Forest Replacement Special Account	3,000	25,500

OPERATING EXPENSE	708,718	855,620
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	13,819	23,392
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	72,491	83,798
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,038	3,320

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF FORESTS AND RANGE

CORE BUSINESS SUMMARY
$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Protection Against Fire and Pests	96,638	141,289	(13,851)	127,438
Forest Stewardship (includes special accounts)	31,840	92,223	(7,783)	84,440
Range Stewardship and Grazing	4,202	4,919	—	4,919
Compliance and Enforcement	25,609	25,609	—	25,609
Forest Investment	85,000	93,250	(4,250)	89,000
Pricing and Selling Timber	95,076	126,553	(6,977)	119,576
Executive and Support Services	48,242	48,607	(65)	48,542
BC Timber Sales Special Account	131,800	148,702	(307)	148,395
Housing and Homelessness	190,311	207,701	—	207,701

TOTAL OPERATING EXPENSES	708,718	888,853	(33,233)	855,620

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Protection Against Fire and Pests	2,430	3,360	—	3,360
Forest Stewardship	2,498	5,023	—	5,023
Range Stewardship and Grazing	—	6	—	6
Compliance and Enforcement	1,911	1,911	—	1,911
Pricing and Selling Timber	3,848	3,848	—	3,848
Executive and Support Services	1,383	7,698	—	7,698
BC Timber Sales	990	990	—	990
Housing and Homelessness	759	556	—	556

TOTAL CAPITAL EXPENDITURES	13,819	23,392	—	23,392

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales	72,491	83,798	—	83,798
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	72,491	83,798	—	83,798

MINISTRY OF FORESTS AND RANGE

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

VOTE 31 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Protection Against Fire and Pests, Forest Stewardship, Range Stewardship and Grazing, Compliance and Enforcement, Forest Investment, Pricing and Selling Timber and Executive and Support Services.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Protection Against Fire and Pests	41,258	72,058

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province and includes: (a) Fire Preparedness - provides for fire prevention; the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires; and associated research and development. Costs related to the provision of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, individuals and from annual rent paid into the Consolidated Revenue Fund and timber licence holders and (b) Forest Health - provides for forest health activities on Parks and Protected Areas, some viewscapes, crown land, urban areas, and other special sites.

FOREST STEWARDSHIP

Voted Appropriation
Forest Stewardship	27,350	58,940

Statutory Appropriations
Forest Stand Management Fund Special Account	1,490	—
South Moresby Forest Replacement Special Account	3,000	25,500
	31,840	84,440

Voted Appropriation Description: This sub-vote provides for provincial forest stewardship and management at provincial, regional and district levels including forest reforestation practices; timber supply planning and determination; control of invasive alien plants; recreation; forest health management; applied research and forest gene resource management; reforestation on land under crown responsibility; and resources inventory. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Statutory Appropriations Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

RANGE STEWARDSHIP AND GRAZING

Voted Appropriation
Range Stewardship and Grazing	4,202	4,919

Voted Appropriation Description: This sub-vote provides for ensuring sound environmental stewardship of the range resource, through the regulation of range practices and forage supply management including allocating, administering and managing range use and grazing leases; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; and promoting and fostering rangeland use and management. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	25,609	25,609

Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails.

Estimates 2004/05	Estimates 2005/06

FOREST INVESTMENT

Voted Appropriation
Forest Investment	85,000	89,000

Voted Appropriation Description: This sub-vote provides for investments in enhanced forest management; resource planning; forest research; silviculture treatments of damaged forests; development and provision of reforestation material and conservation of forest gene resources; forest, range and recreation conservation and protection; the Crown portion of Woodlot licence and Community Forest Agreement areas; strategic land use and sustainable resource management planning; product development; development of markets for British Columbia forest products; and forest sector reform. Planning, administration and delivery is provided through ministries, licensees and third-party agreements. Costs of supplies and services may be recovered from other levels of government, agencies, organizations and individuals.

PRICING AND SELLING TIMBER

Voted Appropriations
Pricing and Selling Timber	66,155	80,655
First Nations’ Participation	28,921	38,921
	95,076	119,576

Voted Appropriations Description: This sub-vote provides for headquarters, regional, and district activities related to timber tenure administration, timber pricing, access to markets, community diversification and stability for forest dependent communities; research and development of wood products; meeting obligations with First Nations; First Nations’ participation in the forest economy; and building and maintaining forest service road and bridge infrastructure to provide access to timber. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	618	618
Corporate Governance	47,624	47,924
	48,242	48,542

Voted Appropriations Description: The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and the Minister of State for Forestry Operations, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, Freedom of Information, executive and executive support, regional and district staff, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Funding is also provided for strategic initiatives, such as Forest Policy implementation. Transfers are provided for the integrated management of forest and rangelands. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations and individuals.

VOTE 31 — MINISTRY OPERATIONS	326,737	418,644
STATUTORY — SPECIAL ACCOUNTS	4,490	25,500

Estimates 2004/05	Estimates 2005/06

VOTE 32 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Protection against Fire and Pests.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Direct Fire	55,380	55,380

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 32 — DIRECT FIRE	55,380	55,380

Estimates 2004/05	Estimates 2005/06

VOTE 33 — HOUSING AND HOMELESSNESS

The vote provides for the operations described in the voted appropriations under the core business Housing and Homelessness.

HOUSING AND HOMELESSNESS

Voted Appropriation
Housing and Homelessness	190,311	207,701

Voted Appropriation Description: This sub-vote provides for housing programs including housing, building and safety policy development, residential tenancy information and landlord-tenant dispute resolutions services, administration of British Columbia Building and Fire Codes, the Safety Standards Act, the Safety Authority Act and the Residential Tenancy Act. Government transfers are provided to the British Columbia Housing Management Commission for the protection and enhancement of the supply of adequate and affordable housing including the Shelter Aid For Elderly Renters program, the emergency shelter program and for land acquisitions intended for social housing sold at less than market value by the Crown. Government transfers are also provided to the Homeowner Protection Office for assistance to individuals under the Provincial Sales Tax Relief Grant Program.

VOTE 33 — HOUSING AND HOMELESSNESS	190,311	207,701

Estimates 2004/05	Estimates 2005/06

STATUTORY — BC TIMBER SALES

This statutory account provides for program and operations described in the statutory appropriation under the core business BC Timber Sales.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	131,800	148,395

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account.

STATUTORY — SPECIAL ACCOUNT	131,800	148,395

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	178,170	226,112
Operating Costs	342,672	381,439
Government Transfers	211,915	284,033
Other Expenses	4,089	18,444
Internal Recoveries	(4,997)	(21,175)
External Recoveries	(23,131)	(33,233)
TOTAL OPERATING EXPENSE	708,718	855,620

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT (1)
$000

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenses are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	98,157	45,128
OPERATING TRANSACTIONS
Revenue	252,857	301,572
Expense	(131,800)	(148,702)
Internal and External Recoveries	—	307
Net Revenue (Expense)	121,057	153,177
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(89,151)
Transfer to the General Fund	(37,565)	(69,379)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements — Capital	(990)	(990)
Disbursements — Other	(72,491)	(83,798)
Net Cash Source (Requirement)	(73,481)	(84,788)
Difference Between 2004/05 Estimates and Actual Net Cash Source (Requirement)	25,745
Working Capital Adjustments and Other Spending Authority Committed(3)	366	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	45,128	44,188

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, for silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, for the costs of investigating contravention of applicable legislation, for fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, for reforestation and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	16,131	16,741
OPERATING TRANSACTIONS
Revenue	4,646	—
Expense	(1,490)	(5,293)
Internal and External Recoveries	—	5,293
Net Revenue (Expense)	3,156	—
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(3,156)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	610	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	16,741	16,741

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

SOUTH MORESBY FOREST REPLACEMENT

This account was established by the South Moresby Implementation Act, in 1988. The purpose of this account is to offset the decrease in forest land available for harvest due to the creation of the South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may receive contributions from the Consolidated Revenue Fund, the federal government and accrued interest. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	25,929	25,388
OPERATING TRANSACTIONS
Revenue	711	160
Expense	(3,000)	(25,500)
Net Revenue (Expense)	(2,289)	(25,340)
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	1,835

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	(87)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	25,388	48

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 34 — Ministry Operations	10,398,167	11,323,248

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSE	10,545,417	11,470,498
PREPAID CAPITAL ADVANCES (2)	379,700	280,000
CAPITAL EXPENDITURES (3)	19,606	60,550
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(2,034)	(769)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,785	2,770

NOTES

(1)   For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY
$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Services Delivered by Partners	10,224,553	11,236,080	(129,188)	11,106,892
Services Delivered by Ministry	227,344	261,345	(1,036)	260,309
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	93,520	103,397	(100)	103,297

TOTAL OPERATING EXPENSES	10,545,417	11,600,822	(130,324)	11,470,498

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	379,700	280,000	—	280,000

TOTAL PREPAID CAPITAL ADVANCES	379,700	280,000	—	280,000

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	11,556	16,040	—	16,040
Executive and Support Services	8,050	44,510	—	44,510

TOTAL CAPITAL EXPENDITURES	19,606	60,550	—	60,550

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	(2,034)	—	(769)	(769)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(2,034)	—	(769)	(769)

MINISTRY OF HEALTH

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	6,541,996	7,239,659
Medical Services Plan	2,521,768	2,627,065
PharmaCare	830,355	889,547
Debt Service Costs	173,500	169,500
Amortization of Prepaid Capital Advances	136,677	152,908
Health Benefits Operations	20,257	28,213
	10,224,553	11,106,892

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. This includes funding for operations, minor equipment and minor capital improvements. Recoveries are received from other levels of government and organizations for services provided or funded by the ministry.

Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners and diagnostic facilities, on a fee-for-service basis or alternative contractual basis and other recruitment, retention, training and planning initiatives with respect to physicians. Payments for these services and initiatives are in accordance with the Medicare Protection Act and agreements with professional associations and health authorities. Recoveries are received to reimburse the Medical Services Plan for claims that are the responsibility of the Insurance Corporation of British Columbia, Workers’ Compensation Board and other third parties and from other levels of government for services provided by the ministry. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, ostomy supplies, prosthetic appliances and other approved items, as well as for services that complement PharmaCare programs. Recoveries are received from individuals as part of the PharmaCare Monthly Deductible Payment Option Plan.

Debt Service Costs provides for the provincial government’s share of debt servicing costs related to approved health facility and equipment capital projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against approved debt service costs. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects.

Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including the enrollment of eligible British Columbia residents to ensure they have access to publicly funded health care, managing the premium assistance program, processing claims for medically required services provided by physicians, diagnostic and laboratory facilities, supplementary benefits practitioners, eligible prescription drugs and designated medical supplies. Recoveries are received from other agencies, such as the Workers’ Compensation Board and other third party insurers, for the processing costs of claims covered by these parties.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency Health Services	220,602	253,523
Vital Statistics	6,742	6,786
	227,344	260,309

Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services, including ground and air ambulance services, as well as for training, examination of emergency medical personnel, and amortization expense related to capital assets. Recoveries are received from organizations for the use of ambulances and attendants and from the Medical Services Plan for medical services provided on a contractual basis.

Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services for genealogy, pre-adoption records, non-statutory certifications and data extraction, to provincial government ministries, to agencies, to other levels of government, and to the public; and, as a result of royalties on the sale of Agency developed intellectual property.

Estimates 2004/05	Estimates 2005/06

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Statutory Appropriation
Health Special Account	147,250	147,250
	—	—

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	778	567
Stewardship and Corporate Management	92,742	102,730
	93,520	103,297

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff, and partial funding of salaries and benefits for the Minister of State for Mental Health and Addiction Services and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions such as direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health system; development of long-term health care plans; monitoring and regulation of professional associations; and public health reports on population health through the Provincial Health Officer. Recoveries are received from other levels of government for services provided by the ministry.

VOTE 34 — MINISTRY OPERATIONS	10,398,167	11,323,248
STATUTORY — SPECIAL ACCOUNT	147,250	147,250

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	208,323	222,855
Operating Costs	265,147	327,303
Government Transfers	10,024,606	10,881,108
Other Expenses	321,198	317,084
Internal Recoveries	(147,558)	(147,528)
External Recoveries	(126,299)	(130,324)
TOTAL OPERATING EXPENSE	10,545,417	11,470,498

MINISTRY OF HEALTH

SPECIAL ACCOUNT(1)
$000

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

MINISTRY OF HEALTH

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

SERVICES DELIVERED BY PARTNERS

HEALTH INNOVATION INCENTIVE PROGRAM — Loans (disbursements) are no longer provided to health authorities or other health agencies. Receipts represent repayment by health authorities of the loans (disbursements) made in previous years. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,034	769
Disbursements	—	—
Net Cash Source (Requirement)	2,034	769

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
$000

Estimates 2004/05	Estimates 2005/06

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES — Disbursements are provided for approved health facilities and equipment capital projects.

Receipts	—	—
Disbursements	379,700	280,000
Net Cash Source (Requirement)	(379,700)	(280,000)

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

The mission of the Ministry of Labour and Citizens’ Services is to create an employment environment with dynamic workplaces that meet the needs of workers, employers and unions. Vulnerable workers will be protected. The ministry will ensure that British Columbians have the tools they need to foster working relationships in safe and healthy workplaces. It will develop programs and legislation that contribute to provincial competitiveness and prosperity. Citizens’ Services champions the transformation of government service delivery to respond to the everyday needs of citizens, businesses and the public sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 35 — Ministry Operations	189,966	192,838

OPERATING EXPENSE	189,966	192,838

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	53,456	80,464
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,098	1,926

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Labour Programs	15,214	47,002	(31,313)	15,689
Service Delivery to Citizens and Businesses	23,572	28,595	(5,639)	22,956
Public Service Operations	131,778	207,460	(75,682)	131,778
Service Transformation	1,559	1,829	(20)	1,809
Governance	9,890	13,035	(1,165)	11,870
Executive and Support Services	7,953	8,736	—	8,736

TOTAL OPERATING EXPENSES	189,966	306,657	(113,819)	192,838

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3,512	3,512	—	3,512
Service Delivery to Citizens and Businesses	1,370	1,633	—	1,633
Public Service Operations	47,158	74,853	—	74,853
Service Transformation	—	50	—	50
Governance	1,410	410	—	410
Executive and Support Services	6	6	—	6

TOTAL CAPITAL EXPENDITURES	53,456	80,464	—	80,464

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 35 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Labour Programs; Service Delivery to Citizens and Businesses; Public Service Operations; Service Transformation; Governance; and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	9,765	9,917
Industrial Relations	5,448	5,771
Workers’ Compensation	1	1
	15,214	15,689

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including oversight of the Employment Standards Act and the Labour Relations Code; the operations of the Labour Relations Board, and for other labour relations initiatives; the administration of the Employment Standards Act; the operations of the Workers’ Compensation Appeal Tribunal, and for Compensation Advisory Services. Costs associated with the Workers’ Compensation Appeal Tribunal and the Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act and for ministry services provided for in this sub-vote. Recoveries are also received for the costs of client education, investigations, adjudication and mediation services, appeals, ministry record searches and for ministry services provided for in this sub-vote.

SERVICE DELIVERY TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	21,572	20,956
Service Planning and Development	441	441
Service BC Online Channel	564	564
BC Stats	995	995
	23,572	22,956

Voted Appropriations Description: This sub-vote provides for service delivery to the public and coordinates cross government Service Delivery Initiatives to improve services to citizens and businesses, including planning and development, over the counter, telephone and online channel services. Activities include information and transaction services provided over the counter through government agents branches, a government-wide telephone contact center, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, and public and private organizations for products and services provided within this sub-vote.

Estimates	Estimates
2004/05	2005/06

PUBLIC SERVICE OPERATIONS

Voted Appropriations
Solutions BC Common IT Services	130,984	130,984
Solutions BC Common Business Services	794	794
	131,778	131,778

Voted Appropriations Description: This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include common business services including corporate procurement and supply services, strategic acquisitions and intellectual property, and financial services including the corporate accounting service; common information technology services including client and corporate operations, workstation support, network, hosting, applications and service integration, communications infrastructure, and human resource management systems and payroll services. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, and public and private organizations for products and services provided within this sub-vote.

SERVICE TRANSFORMATION

Voted Appropriations
Service BC Service Delivery Initiative	593	843
NetWork BC	1	1
IT and Telecommunications Strategy	965	965
	1,559	1,809

Voted Appropriations Description: This sub-vote provides for assistance to clients in developing alternative ways for providing and delivering services such as e-government, critical business and other initiatives; service transformation activities, including developing, and promoting the use of IT infrastructure dedicated to improving service delivery to clients and customers; and governance and opportunity-identification for ministries and other levels of government to collaborate and integrate services. Recoveries are received from ministries, Crown agencies, and external organizations for Network BC activities and IT and management library services.

GOVERNANCE

Voted Appropriations
Office of the Chief Information Officer	6,313	7,763
Government Information Strategies, Policy and Legislation	3,577	4,107
	9,890	11,870

Voted Appropriations Description: This sub-vote provides for overall government strategic information and technology planning as well as the development of policies and programs to support government initiatives and corporate activities and programs that support cross-government specialized functions including long-term information management and technology planning, information security, records management, privacy protection and information access. Activities include managing legislation, and providing policy and professional advice, resources and services that enhance decision-making. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, and public and private organizations for IT records, information security, privacy and information access and storage services.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	504	504
Corporate Services	7,449	8,232
	7,953	8,736

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, planning and performance management and internal communications. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Other administrative services including financial, strategic human resources, facilities management, and information management including freedom of information and protection of privacy, are provided by the Ministry of Finance. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 35 — MINISTRY OPERATIONS	189,966	192,838

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	140,915	131,688
Operating Costs	230,960	245,817
Government Transfers	724	492
Other Expenses	56,324	56,043
Internal Recoveries	(128,988)	(127,383)
External Recoveries	(109,969)	(113,819)
TOTAL OPERATING EXPENSE	189,966	192,838

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to ensure the security and economic vitality of communities through effective policing, corrections, liquor and gaming control and other protective and regulatory programs.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 36 — Ministry Operations	455,459	500,222
Vote 37 — Emergency Program Act	15,635	15,628

STATUTORY APPROPRIATIONS
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,553	1,565
Victims of Crime Act Special Account	7,325	7,325

OPERATING EXPENSE	479,972	524,740

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	5,361	6,597
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	1,069	(456)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,346	2,447

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Corrections	173,039	188,189	(7,141)	181,048
Policing and Community Safety	245,056	302,261	(20,415)	281,846
Provincial Emergency Program	6,038	7,611	(1,515)	6,096
Office of the Superintendent of Motor Vehicles	7,174	8,810	(587)	8,223
Office of the Fire Commissioner	2,294	2,324	(30)	2,294
Gaming Policy and Enforcement	14,892	226,434	(211,828)	14,606
Liquor Control and Licensing	1	8,945	(8,944)	1
Executive and Support Services	6,965	6,143	(35)	6,108
Emergency Program Act	15,635	15,628	—	15,628
Statutory Services	8,878	8,890	—	8,890

TOTAL OPERATING EXPENSES	479,972	775,235	(250,495)	524,740

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	2,324	2,776	—	2,776
Policing and Community Safety	1,679	1,214	—	1,214
Office of the Superintendent of Motor Vehicles	400	494	—	494
Office of the Fire Commissioner	65	250	—	250
Gaming Policy and Enforcement	320	370	—	370
Liquor Control and Licensing	330	1,150	—	1,150
Executive and Support Services	150	250	—	250
Statutory Services	93	93	—	93

TOTAL CAPITAL EXPENDITURES	5,361	6,597	—	6,597

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,500	—	—	—
Gaming Policy and Enforcement	(431)	—	(456)	(456)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,069	—	(456)	(456)

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Corrections, Policing and Community Safety, Provincial Emergency Program, Office of the Superintendent of Motor Vehicles, Office of the Fire Commissioner, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	173,039	181,048

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, non-criminally charged intoxicated persons, and for planning and management of correctional programs. Electronic monitoring technology is used to assist in the supervision of parolees and offenders on conditional sentences. External recoveries are received from other levels of government for purposes which include housing and supervision of federal inmates, immigration detainees, costs related to provision of municipal lockup, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from other ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Police Services	213,900	249,883
Coroners Service	8,237	9,663
Victims Services and Community Programs	22,919	22,300
	245,056	281,846

Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting communities with community support and crime prevention programs, as well as for providing coroner services, security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for the purposes provided for in this sub-vote. Internal recoveries are received from other ministries and from the Victims of Crime Act Special Account.

PROVINCIAL EMERGENCY PROGRAM

Voted Appropriation
Provincial Emergency Program	6,038	6,096

Voted Appropriation Description: This sub-vote provides for coordination of provincial integrated emergency planning, emergency preparedness, response and recovery, development of hazard mitigation strategies, promotion of the development of emergency management capacity by BC communities to minimize loss of life and economic impact during emergencies such as floods, interface fires, pandemic influenza, landslides, severe storms and earthquakes. This sub-vote also provides for planning and coordinating Emergency Social Services which provides short-term assistance to British Columbians during an emergency or disaster in British Columbia as authorized by the Emergency Program Act. External recoveries are received from other levels of government, including Public Safety and Emergency Preparedness Canada for the purposes provided for in this sub-vote.

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	7,174	8,223

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and vehicle impoundments, and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training school and driver trainer licences. External recoveries are received from appeal fees and program fees.

Estimates	Estimates
2004/05	2005/06

OFFICE OF THE FIRE COMMISSIONER

Voted Appropriation
Office of the Fire Commissioner	2,294	2,294

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of the Fire Services Act and the BC Fire Code, implementation of fire safety regulations, fire code interpretations, technical code changes and resolution of appeals, development of public education programs and fire safety materials, provision of evaluation and best practice information to support local fire department safety initiatives designed to protect property and minimize loss of life, assistance with the coordination of fire fighter training, major fire investigation and provincial response to major wildfire emergencies. External recoveries are received from other levels of government for costs associated with safety training modules or services.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	14,891	14,605
Distribution of Gaming Proceeds	1	1
	14,892	14,606

Voted Appropriations Description: This sub-vote provides for the administration of gaming (including horse racing) in the province and includes development and administration of policy, standards, regulation, registration, audit, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the province’s gaming initiatives, the problem gaming program, and the distribution of gaming proceeds. Recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for the gaming event licence applications, from the Canadian Pari-Mutual Agency for horse race testing, from gaming registrants for direct costs incurred in investigations, and from Police Services for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations. External recoveries are received from licensing application, renewal, and change request fees.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	469	466
Corporate Services	6,496	5,642
	6,965	6,108

Voted Appropriations Description: This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General. This sub-vote also provides for the British Columbia Board of Parole, the administration and enforcement of consumer legislation, film and adult video classification services and licensing of theatres and distributors, ministry policy development and other initiatives sponsored by the Solicitor General. Management services are provided by the Ministry of Attorney General and Minister Responsible for Multiculturalism. External recoveries are received from individual parties for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution.

VOTE 36 — MINISTRY OPERATIONS	455,459	500,222

Estimates	Estimates
2004/05	2005/06

VOTE 37 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the voted appropriations under the Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,635	15,628

Voted Appropriation Description:  This sub-vote provides for ministry programs and operations described in the voted appropriation for the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 37 — EMERGENCY PROGRAM ACT	15,635	15,628

Estimates	Estimates
2004/05	2005/06

STATUTORY — STATUTORY SERVICES

This statutory appropriation provides for the programs and operations under the Statutory Services core business which includes the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY SERVICES

Statutory Appropriations
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,553	1,565
Victims of Crime Act Special Account	7,325	7,325
	8,878	8,890

Statutory Appropriations Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY - SPECIAL ACCOUNTS	8,878	8,890

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	145,280	152,183
Operating Costs	93,308	92,787
Government Transfers	471,390	527,048
Other Expenses	6,089	7,267
Internal Recoveries	(4,000)	(4,050)
External Recoveries	(232,095)	(250,495)
TOTAL OPERATING EXPENSE	479,972	524,740

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

$000

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	500	499
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	(1)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	499	499

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987. The purpose of this account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs directly related to the production and sale of goods and services within the Inmate Work Program. Administration costs are funded through the ministry’s voted appropriations.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,992	2,342
OPERATING TRANSACTIONS
Revenue	800	535
Revenue from Appropriation	760	760
Expense	(1,553)	(1,565)
Net Revenue (Expense)	7	(270)
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	265

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(93)	(93)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(93)	(93)
Difference Between 2004/05 Estimates and Actual Net Cash Source (Requirement)	74
Working Capital Adjustments and Other Spending Authority Committed(3)	97	63
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,342	2,042

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995. The purpose of this account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	22,186	25,226
OPERATING TRANSACTIONS
Revenue	8,350	11,780
Expense	(7,325)	(7,325)
Net Revenue (Expense)	1,025	4,455
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	2,167

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	(152)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	25,226	29,681

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and2005/06 are based on the 2003/04 and2004/05 Public Accounts, respectively.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

BUSINESS PRACTICES AND CONSUMER PROTECTION AUTHORITY — Receipts and Disbursements are for a loan provided by the province to the Business Practices and Consumer Protection Authority under the Business Practices and Consumer Protection Authority Act for the delivery of consumer protection services.

Receipts	—	—
Disbursements	1,500	—
Net Cash Source (Requirement)	(1,500)	—

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principal for a loan provided to an external party for the purchase of Hastings Park Race Track. This loan will be fully repaid by December 31, 2012.

Receipts	431	456
Disbursements	—	—
Net Cash Source (Requirement)	431	456

MINISTRY OF SMALL BUSINESS AND REVENUE

The ministry’s mission is to promote small business growth by working in partnership with British Columbians; to streamline and simplify the regulatory system to stimulate business growth and investment, and eliminate barriers for small business and individuals; to provide fair, efficient and equitable revenue management that supports programs and services for British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 38 — Ministry Operations	43,916	43,989

STATUTORY APPROPRIATION
Provincial Home Acquisition Wind Up Special Account	25	25

OPERATING EXPENSE	43,941	44,014

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	13,393	34,779
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(910)	1,590
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,076	859

NOTES

(1)          For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

MINISTRY OF SMALL BUSINESS AND REVENUE

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Small Business and Regulatory Reform	1,253	1,205	—	1,205
Revenue Programs	18,370	44,979	(26,609)	18,370
Revenue Services (includes special account)	8,477	36,099	(27,636)	8,463
Property Assessment Services	1	2,508	(2,507)	1
Executive and Support Services	15,840	38,120	(22,145)	15,975

TOTAL OPERATING EXPENSES	43,941	122,911	(78,897)	44,014

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Revenue Services	—	21,348	—	21,348
Property Assessment Services	96	96	—	96
Executive and Support Services	13,297	13,335	—	13,335

TOTAL CAPITAL EXPENDITURES	13,393	34,779	—	34,779

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	(900)	28,600	(27,000)	1,600
Revenue Services	(10)	40	(50)	(10)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(910)	28,640	(27,050)	1,590

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	956,500	(956,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	956,500	(960,800)	—

MINISTRY OF SMALL BUSINESS AND REVENUE

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Small Business and Regulatory Reform, Revenue Programs, Revenue Services, Property Assessment Services, and Executive and Support Services.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	1,253	1,205

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of ministry services, products and tools to support small business success and of establishing and operating a Small Business Roundtable. This sub-vote also provides for operating and administration costs to advance regulatory reform across government.

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	18,370	18,370

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue and benefit programs that are the responsibility of the Ministry of Small Business and Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SERVICES

Voted Appropriation
Revenue Services	8,452	8,438

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	25
	8,477	8,463

Voted Appropriation Description: This sub-vote provides for accounts receivable collection, loan administration, revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health, and administration services through a combination of in-house service providers and a private sector partner. Costs are partially recovered from within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

PROPERTY ASSESSMENT SERVICES

Voted Appropriation
Property Assessment Services	1	1

Voted Appropriation Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

Estimates	Estimates
2004/05	2005/06

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	430	430
Corporate Services	15,410	15,545
	15,840	15,975

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business and Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and policy and legislation. Costs are partially recovered from revenues administered by the ministry.

VOTE 38 — MINISTRY OPERATIONS	43,916	43,989
STATUTORY — SPECIAL ACCOUNT	25	25

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	66,042	62,689
Operating Costs	72,271	72,557
Government Transfers	613	613
Other Expenses	3,527	3,527
Internal Recoveries	(15,251)	(16,475)
External Recoveries	(83,261)	(78,897)
TOTAL OPERATING EXPENSE	43,941	44,014

MINISTRY OF SMALL BUSINESS AND REVENUE

SPECIAL ACCOUNT (1)
$000

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts are repealed effective March 31, 2004.

Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	—	14,946
OPERATING TRANSACTIONS
Revenue	25	10
Revenue from Appropriation	15,000	—
Expense	(25)	(25)
Net Revenue (Expense)	15,000	(15)
Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	63

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	50	50
Disbursements - Capital	—	—
Disbursements - Other	(40)	(40)
Net Cash Source (Requirement)	10	10
Working Capital Adjustments and Other Spending Authority Committed(3)	(127)	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	14,946	14,941

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. As this account was established in 2004/05, the Spending Authority Available at the beginning of the fiscal year 2004/05 is based on the 2004/05 Estimates.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF SMALL BUSINESS AND REVENUE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates	Estimates
2004/05	2005/06

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	5,800	6,000
Disbursements	4,400	4,600
Net Cash Source (Requirement)	1,400	1,400

LAND TAX DEFERMENT ACT — Disbursements are made to local governments to reimburse them for property taxes of those property owners over 60 years of age and other qualified property owners that are deferred under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	19,500	21,000
Disbursements	20,000	24,000
Net Cash Source (Requirement)	(500)	(3,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates	Estimates
2004/05	2005/06

REVENUE PROGRAMS

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX) — Disbursements are provided to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	7,900	8,200
Disbursements	7,900	8,200
Net Cash Source (Requirement)	—	—

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the Greater Vancouver Transportation Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on GVTA’s behalf under the Greater Vancouver Transportation Authority Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	260,000	274,100
Disbursements	260,000	274,100
Net Cash Source (Requirement)	—	—

MINISTRY OF SMALL BUSINESS AND REVENUE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates	Estimates
2004/05	2005/06

RURAL AREA PROPERTY TAXES — Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	195,000	205,000
Disbursements	195,000	205,000
Net Cash Source (Requirement)	—	—

TOBACCO TAX AMENDMENT ACT — Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	2,000
Disbursements	2,000	2,000
Net Cash Source (Requirement)	—	—

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT) — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	24,500	27,000
Disbursements	24,500	27,000
Net Cash Source (Requirement)	—	—

TRANSPORTATION ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	425,300	440,200
Disbursements	425,300	440,200
Net Cash Source (Requirement)	—	—

MINISTRY OF TOURISM, SPORT AND THE ARTS

The mission of the Ministry of Tourism, Sport and the Arts is to build strong partnerships to foster sustainable tourism, sport and arts sectors and creative vibrant communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 39 — Ministry Operations	129,837	176,967

STATUTORY APPROPRIATIONS
Olympic Arts Fund Special Account	625	650
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,200

OPERATING EXPENSE	132,662	179,817
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	73	1,408
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	99	114

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF TOURISM, SPORT AND THE ARTS

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Core Business
Art, Culture and Heritage (includes special account)	20,786	23,603	—	23,603
Sport, Recreation and Volunteers (includes special account)	13,254	13,659	(434)	13,225
Tourism and Resort Development	6,193	7,972	—	7,972
British Columbia Film Commission	1,387	1,285	(10)	1,275
Transfers to Crown Corporations and Agencies	88,405	131,105	—	131,105
Executive and Support Services	2,637	2,637	—	2,637

TOTAL OPERATING EXPENSES	132,662	180,261	(444)	179,817

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Art, Culture and Heritage	73	23	—	23
Tourism and Resort Development	—	1,335	—	1,335
Executive and Support Services	—	50	—	50

TOTAL CAPITAL EXPENDITURES	73	1,408	—	1,408

MINISTRY OF TOURISM, SPORT AND THE ARTS

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2004/05	2005/06

VOTE 39 — MINISTRY OPERATIONS

The vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Art, Culture and Heritage; Sport, Recreation and Volunteers; Tourism and Resort Development; British Columbia Film Commission; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

ART, CULTURE AND HERITAGE

Voted Appropriations
Culture	15,118	17,910
Heritage	3,765	3,765
Archaeology	1,278	1,278
	20,161	22,953
Statutory Appropriation
Olympic Arts Fund Special Account	625	650
	20,786	23,603

Voted Appropriations Description: This sub-vote provides support for cultural and heritage policy and programs and for the administration and delivery of government programs under the Arts Council Act and the Heritage Conservation Act, and for the administration for the Olympic Arts Fund Special Account. Some costs are partially recovered from parties internal to government for program services.

Statutory Appropriation Description: This statutory appropriation provides for the Olympic Arts Fund Special Account.

SPORT, RECREATION AND VOLUNTEERS

Voted Appropriation
Sport, Recreation and Volunteers	11,054	11,025

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,200	2,200
	13,254	13,225

Voted Appropriation Description: This sub-vote provides support for sport, recreation, physical activity, volunteer policy and programs and for the administration of the Physical Fitness and Amateur Sports Fund Special Account. Some costs are partially recovered from parties external to government for program services.

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account.

TOURISM AND RESORT DEVELOPMENT

Voted Appropriation
Tourism and Resort Development	6,193	7,972

Voted Appropriation Description: This sub-vote provides for implementing the provincial Tourism Strategy; implementing strategies to promote British Columbia and achieve increases in tourism, all-season resorts and commercial recreation; investing in recreation resource conservation and protection; promoting of fish and wildlife opportunities; undertaking research into tourism trends and markets; managing forest recreation sites and trails; and conducting planning to support sustainable development of tourism.

Estimates	Estimates
2004/05	2005/06

BRITISH COLUMBIA FILM COMMISSION

Voted Appropriation
British Columbia Film Commission	1,387	1,275

Voted Appropriation Description: This sub-vote provides for the promotion of British Columbia’s locations and film industry infrastructure, for use by the world’s film, television and commercial industry. Recoveries are received from external organizations and individuals for services provided by the British Columbia Film Commission.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavillion Corporation	5,000	6,500
Royal British Columbia Museum	12,105	12,105
Tourism BC	—	24,000
Vancouver Convention Centre Expansion Project	71,300	88,500
	88,405	131,105

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including the British Columbia Pavilion Corporation, Royal British Columbia Museum, Tourism BC, Vancouver Convention Centre Expansion Project Ltd. and the Provincial Capital Commission.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	500	500
Management Services	2,137	2,137
	2,637	2,637

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Tourism, Sport and the Arts including salaries, benefits, allowances and operating expenses of the minister’s staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community Services provides management services to the Ministry of Tourism, Sport and the Arts.

VOTE 39 — MINISTRY OPERATIONS	129,837	176,967
STATUTORY — SPECIAL ACCOUNTS	2,825	2,850

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,142	8,858
Operating Costs	8,586	7,530
Government Transfers	113,639	159,181
Other Expenses	3,200	4,714
Internal Recoveries	(22)	(22)
External Recoveries	(883)	(444)
TOTAL OPERATING EXPENSE	132,662	179,817

MINISTRY OF TOURISM, SPORT AND THE ARTS

SPECIAL ACCOUNT(1)

$000

OLYMPIC ARTS FUND

This account was established under the Special Accounts Appropriation and Control Act, 2001. The account provides funding to prepare the arts and cultural community to host the 2010 Olympic and Paralympic Winter Games in British Columbia. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to groups and organizations for cultural and artistic activities that will prepare them to host the 2010 Olympic and Paralympic Winter Games in BC. Administration costs are provided through the Ministry Operations Vote. The initial account balance was established at $5 million. The balance was increased by $5 million effective on April 1, 2002 and April 1, 2003 and April 2004 under the authority of the Special Accounts Appropriation and Control Act, 2001. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	319	229
OPERATING TRANSACTIONS
Revenue	625	650
Revenue from Appropriation	5,000	—
Expense	(625)	(650)
Net Revenue (Expense)	5,000	—

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(90)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

Working Capital Adjustments and Other Spending Authority Committed(3)	(5,000)	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	229	229

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sport projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote. The balance was increased by $5.5 million before April 1, 2002 and by $5.5 million on April 1, 2003 and April 1, 2004 under the authority of the Special Accounts Appropriation and Control Act, 2001. No financing transactions are provided for under this account.

	Estimates 2004/05	Estimates 2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,773	1,791
OPERATING TRANSACTIONS
Revenue	2,200	2,200
Revenue from Appropriation	5,500	—
Expense	(2,200)	(2,200)
Net Revenue (Expense)	5,500	—

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	(17)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

Working Capital Adjustments and Other Spending Authority Committed(3)	(5,465)	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	1,791	1,791

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2004/05(1)	Estimates 2005/06
VOTED APPROPRIATION
Vote 40 — Ministry Operations	828,144	829,091

OPERATING EXPENSE	828,144	829,091
PREPAID CAPITAL ADVANCES(2)	25,200	24,800
CAPITAL EXPENDITURES(3)	14,797	18,999
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	1,248	1,323

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF TRANSPORTATION

CORE BUSINESS SUMMARY

$000

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Transportation Improvements	17,143	385,016	(367,091)	17,925
Public Transportation	363,474	359,292	—	359,292
Highway Operations	433,340	702,450	(265,113)	437,337
Passenger Transportation Regulation	1,767	2,302	(1)	2,301
Executive and Support Services	12,420	12,491	(255)	12,236

TOTAL OPERATING EXPENSES	828,144	1,461,551	(632,460)	829,091

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Transportation	25,200	24,800	—	24,800

TOTAL PREPAID CAPITAL ADVANCES	25,200	24,800	—	24,800

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation Improvements	473	1,255	—	1,255
Highway Operations	12,790	17,163	—	17,163
Passenger Transportation Regulation	—	183	—	183
Executive and Support Services	1,534	398	—	398

TOTAL CAPITAL EXPENDITURES	14,797	18,999	—	18,999

MINISTRY OF TRANSPORTATION

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

Voted Appropriations
Transportion Policy and Legislation	695	1,202
Planning, Engineering and Construction	11,927	11,955
Partnerships	1	1
Port and Airport Development	4,520	4,767
	17,143	17,925

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; and Port and Airport Development. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
British Columbia Transit	142,361	135,012
Rapid Transit Project 2000	94,371	97,048
British Columbia Ferry Services Inc.	126,742	127,232
	363,474	359,292

Voted Appropriations Description: This sub-vote provides for annual government contributions towards costs incurred by, or on behalf of, British Columbia Transit and Rapid Transit Project 2000. These costs include operating transfers toward expenses incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000. This sub-vote also provides for transfers under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	404,749	409,123
Commercial Vehicle Safety and Enforcement	18,362	18,255
Inland Ferries	8,279	8,009
Coquihalla Toll Administration	1,950	1,950
	433,340	437,337

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; pavement markings; road and bridge surfacing; rehabilitation, replacement, seismic retrofit, safety improvements and minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs; electrical installations, maintenance, and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for the operation, maintenance and rehabilitation of inland ferries and ferry landings; Coquihalla toll collection; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

Estimates 2004/05	Estimates 2005/06

PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	511	511
Passenger Transportation Branch	1,256	1,790
	1,767	2,301

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other agencies, conducts enforcement and compliance activities against both licenced and unlicenced operators. Recoveries of costs are received from a number of participants in hearings before the Board, and for selected program services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	415	415
Corporate Services	12,005	11,821
	12,420	12,236

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, and information systems; service planning, reporting, and performance measurement; and freedom of information, protection of privacy and records management. Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 40 — MINISTRY OPERATIONS	828,144	629,091

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	134,861	99,658
Operating Costs	972,980	1,029,094
Government Transfers	191,956	194,623
Other Expenses	145,041	138,241
Internal Recoveries	(65)	(65)
External Recoveries	(616,629)	(632,460)
TOTAL OPERATING EXPENSE	828,144	829,091

MINISTRY OF TRANSPORTATION

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT — Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

Receipts	—	—
Disbursements	6,100	10,800
Net Cash Source (Requirement)	(6,100)	(10,800)

RAPID TRANSIT PROJECT 2000 — Disbursements are provided for approved rapid transit capital projects in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

Receipts	—	—
Disbursements	19,100	14,000
Net Cash Source (Requirement)	(19,100)	(14,000)

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATION
Vote 41 — Management of Public Funds and Debt	800,000	684,000

OPERATING EXPENSE	800,000	684,000
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	—	—

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Financing Purposes	799,997	837,691	(153,694)	683,997
Cost of Borrowing for Relending to Government Bodies	1	640,000	(639,999)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	500	(499)	1
Cost of Warehouse Borrowing Program	1	7,600	(7,599)	1

TOTAL OPERATING EXPENSES	800,000	1,485,791	(801,791)	684,000

MANAGEMENT OF PUBLIC FUNDS AND DEBT

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2004/05	Estimates 2005/06

VOTE 41 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, entering into financial agreements and commodity derivatives with or on behalf of government bodies; and, borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

Voted Appropriations
Government Operating Purposes	799,992	683,992
Schools Capital Financing	1	1
Post Seconday Institutions Capital Financing	1	1
Health Facilities Capital Financing	1	1
Public Transit Capital Financing	1	1
SkyTrain Extension Capital Financing	1	1
	799,997	683,997

Voted Appropriations Description: This sub-vote provides for the cost of interest, and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital financing purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund and payment services resulting from borrowing activities. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program and for capital financing purposes are recovered from the debt servicing appropriations of the Ministries of Advanced Education, Education, Health Services and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for the cost of interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or other authorized organizations.

Estimates 2004/05	Estimates 2005/06

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including the cost of interest, and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 41 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	800,000	684,000

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,425,327	2,310,249
Internal Recoveries	(838,081)	(824,458)
External Recoveries	(787,246)	(801,791)
TOTAL OPERATING EXPENSE	800,000	684,000

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2004/05(1)	2005/06
VOTED APPROPRIATIONS
Vote 42 — Contingencies (All Ministries) and New Programs	190,620	320,000
Vote 43 — BC Family Bonus	59,000	39,000
Vote 44 — Commissions on Collection of Public Funds	1	1
Vote 45 — Allowances for Doubtful Revenue Accounts	1	1
Vote 46 — Environmental Appeal Board and Forest Appeals Commission	1,955	1,955
Vote 47 — Forest Practices Board	3,307	3,607

VOTED APPROPRIATION - ELIMINATED FOR 2005/06
Citizens’ Assembly	2,600	—

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account	—	—
Unclaimed Property Special Account	75	75

STATUTORY APPROPRIATION - ELIMINATED FOR 2005/06
Livestock Protection Special Account	10	—

OPERATING EXPENSE	257,569	364,639
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	30,855	50,135
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	78	84

NOTES

(1)

For comparative purposes only, figures shown for 2004/05 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of the September Update 2005/06 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

	2004/05	2005/06 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	190,620	320,000	—	320,000
BC Family Bonus	59,000	40,000	(1,000)	39,000
Commissions on Collection of Public Funds	1	62,521	(62,520)	1
Allowances for Doubtful Revenue Accounts	1	196,573	(196,572)	1
Environmental Appeal Board and Forest Appeals Commission	1,955	1,955	—	1,955
Forest Practices Board	3,307	3,607	—	3,607

Voted Appropriation - Eliminated for 2005/06
Citizens’ Assembly	2,600	—	—	—

Statutory Appropriations
Insurance and Risk Management Special Account	—	3,100	(3,100)	—
Unclaimed Property Special Account	75	75	—	75

Statutory Appropriation - Eliminated for 2005/06
Livestock Protection Special Account	10	—	—	—

TOTAL OPERATING EXPENSE	257,569	627,831	(263,192)	364,639

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	30,000	50,000	—	50,000
Environmental Appeal Board and Forest Appeals Commission	30	15	—	15
Forest Practices Board	100	100	—	100

Voted Appropriation - Eliminated for 2005/06
Insurance and Risk Management Special Account	725	20	—	20

TOTAL CAPITAL EXPENDITURES	30,855	50,135	—	50,135

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE

$000

Estimates 2004/05	Estimates 2005/06

VOTE 42 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSE
Contingencies (All Ministries) and New Programs	190,620	320,000

CAPITAL EXPENDITURES
Contingencies (All Ministries) and New Programs	30,000	50,000

VOTE 43 — BC FAMILY BONUS

(Minister of Finance)

This vote provides funding for payments to low income families with children. Recoveries are received from the federal government for the payment of BC Family Bonus to aboriginal families on reserves receiving income assistance. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE
BC Family Bonus	59,000	39,000

Estimates 2004/05	Estimates 2005/06

VOTE 44 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Community Services

Minister of Economic Development

Minister of Education

Minister of Employment and Income Assistance

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health

Minister of Labour and Citizens’ Services

Minister of Public Safety and Solicitor General

Minister of Small Business and Revenue

Minister of Tourism, Sports and the Arts

Minister of Transportation

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Small Business and Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	—	1
Ministry of Advanced Education	2,300	1
Ministry of Agriculture and Lands	283	30
Ministry of Attorney General	10	1
Ministry of Children and Family Development	1	1
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	3,300	480
Ministry of Energy and Mines and Petroleum Resources	1	1
Ministry of Environment	1,855	1,503
Ministry of Finance	454	513
Ministry of Forests and Range	1	1
Ministry of Health	10,981	988
Ministry of Labour and Citizens’ Services	2	1
Ministry of Public Safety and Solicitor General	4,258	4,251
Ministry of Small Business and Revenue	33,770	54,675
Ministry of Tourism Sport and the Arts	—	1
Ministry of Transportation	1	71
Recoveries	(57,219)	(62,521)
	1	1

Estimates 2004/05	Estimates 2005/06

VOTE 45 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Community Services

Minister of Economic Development

Minister of Education

Minister of Employment and Income Assistance

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health

Minister of Labour and Citizens’ Services

Minister of Public Safety and Solicitor General

Minister of Small Business and Revenue

Minister of Tourism, Sports and the Arts

Minister of Transportation

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	—	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	519	1
Ministry of Attorney General	3,958	4,550
Ministry of Children and Family Development	50	50
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	16,500	9,700
Ministry of Energy and Mines and Petroleum Resources	1	1
Ministry of Environment	650	650
Ministry of Finance	1	1
Ministry of Forests and Range	1	1
Ministry of Health	98,573	139,007
Ministry of Labour and Citizen’s Services	2	1
Ministry of Public Safety and Solicitor General	5,500	8,525
Ministry of Small Business and Revenue	30,200	34,075
Ministry of Tourism Sport and the Arts	—	1
Ministry of Transportation	1	6
Recoveries	(155,959)	(196,573)
	1	1

Estimates 2004/05	Estimates 2005/06

VOTE 46 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Forests and Range and Minister of Environment)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under some health legislation. The Forest Appeals Commission hears appeals from decisions made under the forest and range legislation. This vote also provides for the operation and administration of the Hospital Appeal Board and the Community Care and Assisted Living Appeal Board. Recoveries are received from the Ministry of Health for costs of appeals for the Hospital Appeal Board and the Community Care and Assisted Living Appeal Board.

OPERATING EXPENSE
Administration and Support Services	1,213	1,213
Environmental Appeal Board	410	410
Forest Appeals Commission	332	332
	1,955	1,955

CAPITAL EXPENDITURES
Administration and Support Services	30	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Administration and Support Services	11	11

VOTE 47 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals. This vote also provides for the operations of the Board relative to independent audits and investigations of public complaints on Nisga’a lands during the five-year transitional period.

OPERATING EXPENSE
Forest Practices Board	3,307	3,607

CAPITAL EXPENDITURES
Forest Practices Board	100	100

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Forest Practices Board	24	27

Estimates 2004/05	Estimates 2005/06

VOTE Eliminated for 2005/06 — CITIZENS’ ASSEMBLY

(Attorney General)

This vote provided for the operation of the Citizens’ Assembly on Electoral Reform, to assess and make recommendations regarding the voting systems for provincial elections. The Citizens’ Assembly, in consultation with the public, will make recommendations to the provincial government on this issue during calendar year 2005.

OPERATING EXPENSE
Citizens’ Assembly	2,600	—

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,356	6,558
Operating Costs	11,993	9,741
Government Transfers	60,007	40,000
Other Expenses	443,833	611,936
Internal Recoveries	(47,342)	(40,404)
External Recoveries	(217,278)	(263,192)
TOTAL OPERATING EXPENSE	257,569	364,639

OTHER APPROPRIATIONS

SPECIAL ACCOUNT(1)

$000

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. The account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Revenues are received from participants not included in the Consolidated Revenue Fund. Recoveries are netted against expenses. Expenses represent amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	176,021	187,920
OPERATING TRANSACTIONS
Revenue	4,752	4,527
Expense	(50,442)	(43,501)
Internal and External Recoveries	50,442	43,501
Net Revenue (Expense)	4,752	4,527

Difference Between 2004/05 Estimates and Actual Net Revenue (Expense)	8,552

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(725)	(20)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(725)	(20)

Difference Between 2004/05 Estimates and Actual Net Cash Source (Requirement)	685

Working Capital Adjustments and Other Spending Authority Committed(3)	(1,365)	111
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	187,920	192,538

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	43	46

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

UNCLAIMED PROPERTY (Minister of Finance)

This account was established by the Unclaimed Property Act, 1999. The purpose of the legislation is to reunite owners with their unclaimed property held by government and others. Management of the program has been transferred to an external service provider. Expenses from the account represent costs associated with the administration of the act and regulation.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	150	75
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(75)	(75)
Net Revenue (Expense)	(75)	(75)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	75	—

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

OTHER APPROPRIATIONS

SPECIAL ACCOUNT (Eliminated for 2005/06)(1)

$000

LIVESTOCK PROTECTION (Minister of Agriculture and Lands)

This account was originally created as a fund by the Domestic Animal Protection Act, 1973, was continued under the Livestock Protection Act, 1979, and was changed to a Special Account under the Special Appropriations Act, 1982. This special account was eliminated on March 31, 2005. The purpose of the account was to provide compensation to an owner for livestock killed or injured by a dog that is not owned or kept by the livestock owner, and to encourage good dog husbandry practices in the province. All fees, licences and cost assessments levied under the Livestock Protection Act were credited to the account as revenue. Expenses included compensation transfers and administration costs.

	Estimates	Estimates
	2004/05	2005/06
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	110	—
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(10)	—
Net Revenue (Expense)	(10)	—

Transfer to the General Fund	(100)	—
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal years 2004/05 and 2005/06 are based on the 2003/04 and 2004/05 Public Accounts, respectively.

Schedule A

CONSOLIDATED REVENUE FUND

OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2004/05

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Office of the Premier
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	44,129	604	298
Transfer from Ministry of Community Services
Coordination of BC Government Reception at Union of BC Municipalities	15	—	—
Transfer from Ministry of Economic Development
Coordination of BC Government Reception at Union of BC Municipalities	10	—	—
Pacific North West Economic Region membership	40	—	—
Transfer to Ministry of Finance
Crown Agencies Secretariat	(1,497)	(18)	(10)
Public Affairs Bureau	(33,105)	(485)	(199)
Transfer from Ministry of Health
Coordination of BC Government Reception at Union of BC Municipalities	5	—	—
Transfer to Ministry of Labour and Citizens’ Services
Board Resourcing and Development	(611)	—	(4)
Transfer to Ministry of Management Services
Client Services	(29)	—	—
Common IT Services and E-Government	(68)	—	—
Transfer from Ministry of Transportation
Coordination of BC Government Reception at Union of BC Municipalities	5	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	8,894	101	85

Aboriginal Relations and Reconciliation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	—	—	—
Transfer from Ministry of Attorney General
Legal Services Funding	1,558	—	—
Treaty Negotiations Office	29,141	348	90
Transfer from Ministry of Community Services
Aboriginal Directorate	2,394	5	15
First Citizens Fund	4,200	—	—
Transfer from Ministry of Energy and Mines and Petroleum Resources
New Relationship Funding	500	—	—
Transfer to Ministry of Finance
Treaty Mandate Funding	(316)	—	(3)
Transfer from Ministry of Forests and Range
First Nations’ Participation	1,079	—	—
Transfer from Ministry of Labour and Citizens’ Services
Minister’s Office	431	—	4
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	38,987	353	106

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Advanced Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	1,898,849	4,105	217
Transfer from Ministry of Economic Development
Science and Innovation	6,425	—	—
Transfer to Ministry of Economic Development
Industry Training and Apprenticeship	(77,433)	—	(2)
Transfer to Ministry of Education
One FTE	(88)	—	(1)
Transfer from Ministry of Employment and Income Assistance
Emergency Social Services Training	450	—	—
Transfer from Ministry of Labour and Citizens’ Services
IT and Telecommunications Strategy	92	—	1
Premier’s Technology Council	425	—	—
Transfer to Ministry of Management Services
Common IT Services and E-Government	(473)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Emergency Social Services at Justice Institute	(450)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	1,827,797	4,105	215

Agriculture and Lands (formerly Agriculture, Food and Fisheries)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	44,692	1,857	326
Transfer from Ministry of Economic Development
Fast Track Project	400	—	—
Transfer from Ministry of Energy and Mines and Petroleum Resources
Species at Risk	40	—	—
Transfer to Ministry of Environment
Seafood Development	(1,249)	—	(11)
Transfer from Ministry of Forests and Range
Species at Risk	40	—	—
Transfer to Ministry of Forests and Range
Weed Biocontrol Research Grant	(44)	—	—
Transfer to Ministry of Management Services
Client Services	(267)	—	—
Common IT Services and E-Government	(1,575)	—	—
Transfer from Ministry of Sustainable Resource Management
Agricultural Land Commission	1,957	50	20
Corporate Services	5,479	40	163
Crown Land Special Account	210,620	—	—
Land Information BC	40,720	7,254	404
Minister’s Office	870	10	7
Sound Governance Programs	2,471	5	19
Sustainable Economic Development Programs	10,603	600	110
Transfer to Ministry of Sustainable Resource Management
One FTE	—	(1)	—
Transfer to Ministry of Tourism, Sport and the Arts
Executive and Support Services	(1,190)	—	(9)
Transfer from Other Appropriations - Contingencies All Ministries and New Programs
Avian Flu Biosecurity	250	—	—
Pacific Salmon Forum	200	—	—
Transfer to Other Appropriations - Livestock Protection Special Account
Livestock Protection Special Account	(10)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	314,007	9,815	1,029

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Attorney General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	489,367	9,083	3,482
Transfer to Ministry of Aboriginal Relations and Reconciliation
Legal Services Funding	(1,558)	—	—
Treaty Negotiations Office	(29,141)	(348)	(90)
Transfer from Ministry of Community Services
Corporate Overhead for Office of the Fire Commissioner	170	—	1
Multiculturalism and Immigration Programs	6,595	350	34
Transfer to Ministry of Community Services
Multiculaturalism and Immigration Programs	(217)	—	—
Transfer from Ministry of Employment and Income Assistance
Welfare Fraud Prosecutions Funding	680	—	—
Transfer to Ministry of Forests and Range
Residential Tenancy Program	(151)	(6)	(2)
Transfer from Ministry of Management Services
Two FTEs for the Help Desk Function	—	—	2
Transfer to Ministry of Management Services
Client Services	(2,906)	—	—
Common IT Services and E-Government	(16,724)	—	—
Transfer from Ministry of Public Safety and Solicitor General
Special Prosecutorial Unit for Organized Crime	1,000	—	—
Transfer to Ministry of Public Safety and Solicitor General
Corporate Policy Function	(1,543)	—	(16)
Transfer to Ministry of Transportation
Commercial Vehicle Safety and Enforcement	(672)	(15)	(5)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	444,900	9,064	3,406

Children and Family Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	1,381,568	9,795	3,983
Transfer from Ministry of Community Services
Child Care Program	173,155	1,275	150
Transfer to Ministry of Education
Community Link Program	(35,229)	—	(3)
Transfer from Ministry of Health
Physical Program Consultation Services, BC Centre	84	—	—
Transfer from Ministry of Management Services
Salary and FTE for the Help Desk Function	76	—	1
Transfer to Ministry of Management Services
Client Services	(2,423)	—	—
Common IT Services and E-Government	(19,660)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	1,497,571	11,070	4,131

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Community Services (formerly Community, Aboriginal and Women’s Services)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	506,368	2,185	491
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(15)	—	—
Transfer to Ministry of Aboriginal Relations and Reconciliation
Aboriginal Directorate	(2,394)	(5)	(15)
First Citizens Fund	(4,200)	—	—
Transfer from Ministry of Attorney General
Multiculaturalism and Immigration Programs	217	—	—
Transfer to Ministry of Attorney General
Corporate Overhead for Office of the Fire Commissioner	(170)	—	(1)
Multiculturalism and Immigration Programs	(6,595)	(350)	(34)
Transfer to Ministry of Children and Family Development
Child Care Program	(173,155)	(1,275)	(150)
Transfer to Ministry of Economic Development
Labour Market Partnerships Business Immigration	(1,634)	—	(14)
Transfer to Ministry of Education
Public Library Services	(2,380)	—	(14)
Transfer to Ministry of Forests and Range
Corporate Services	(66)	—	—
Housing Policy, Building Policy and Safety	(163,641)	—	(36)
Transfer from Ministry of Management Services
BC Public Service Agency	24,132	3,300	363
Transfer to Ministry of Management Services
Client Services	(240)	—	—
Common IT Services and E-Government	(1,830)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Office of the Fire Commissioner	(2,294)	(65)	(25)
Transfer to Ministry of Tourism, Sport and the Arts
Heritage Programs	(3,765)	(50)	(14)
Royal British Columbia Museum Grant	(12,105)	—	—
Transfer to Ministry of Transportation
Port Grants	(4,520)	—	—
Transfer from Other Appropriations - Contingencies All Ministries and New Programs
Firest Nations Contribution Agreements	1,200	—	—
Homelessness	5,000	—	—
Traffic Fine Revenue Sharing	31,800	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	189,713	3,740	551

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Economic Development (formerly Small Business and Economic Development)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	143,014	470	157
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(10)	—	—
Pacific North West Economic Region membership	(40)	—	—
Transfer from Ministry of Advanced Education
Industry Training and Apprenticeship	77,433	—	2
Transfer to Ministry of Advanced Education
Science and Innovation	(6,425)	—	—
Transfer to Ministry of Agriculture and Lands
Fast Track Project	(400)	—	—
Transfer from Ministry of Community Services
Labour Market Partnerships Business Immigration	1,634	—	14
Transfer from Ministry of Energy and Mines and Petroleum Resources
Columbia Basin Trust	2,000	—	—
Transfer to Ministry of Finance
Deregulation and Securities	(112)	—	—
Transfer to Ministry of Labour and Citizens’ Services
Small Business Programs	(671)	—	—
Transfer to Ministry of Management Services
Client Services	(327)	—	—
Common IT Services and E-Government	(1,210)	—	—
Transfer to Ministry of Small Business and Revenue
Small Business and Deregulation Office	(880)	—	(5)
Small Business Programs and Deregulation Office	(373)	—	(4)
Transfer to Ministry of Tourism, Sport and the Arts
BC Film Society Grant	(2,280)	—	—
Culture and Arts	—	(20)	—
Culture and Sport Funding	(1,100)	—	(1)
Sport Programs Funding	(2,000)	—	—
Sport, Culture and Arts Programs	(102,316)	—	(26)
Tourism Programs	(1,384)	—	(9)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	104,553	450	128

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	4,943,165	14,410	309
Transfer from Ministry of Advanced Education
One FTE	88	—	1
Transfer from Ministry of Children and Family Development
Community Link Program	35,229	—	3
Transfer from Ministry of Community Services
Public Library Services	2,380	—	14
Transfer to Ministry of Finance
Corporate Services	(1,140)	—	(16)
Transfer from Ministry of Labour and Citizens’ Services
One FTE	78	—	1
Transfer from Ministry of Management Services
Salary and FTE for the Help Desk Function	68	—	1
Transfer to Ministry of Management Services
Client Services	(789)	—	—
Common IT Services and E-Government	(4,798)	—	—
Restatement for Indian and Northern Affairs Canada federal contributions	(52,000)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	4,922,281	14,410	313

Employment and Income Assistance (formerly Human Resources)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	1,301,425	21,547	1,986
Transfer to Ministry of Advanced Education
Emergency Social Services Training	(450)	—	—
Transfer to Ministry of Attorney General
Welfare Fraud Prosecutions Funding	(680)	—	—
Transfer to Ministry of Forests and Range
Homelessness Programs	(20,166)	—	(7)
Transfer from Ministry of Labour and Citizens’ Services
Common IT Services	—	—	—
Transfer to Ministry of Management Services
Client Services	(1,629)	—	—
Common IT Services and E-Government	(15,618)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Emergency Social Services	(1,091)	—	(6)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	1,261,791	21,547	1,973

Energy and Mines and Petroleum Resources (formerly Energy and Mines)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	63,790	1,807	242
Transfer to Ministry of Aboriginal Relations and Reconciliation
New Relationship Funding	(500)	—	—
Transfer to Ministry of Agriculture and Lands
Species at Risk	(40)	—	—
Transfer to Ministry of Economic Development
Columbia Basin Trust	(2,000)	—	—
Transfer to Ministry of Environment
Marine and Coastal Planning	(1,000)	—	—
Transfer to Ministry of Management Services
Common IT Services and E-Government	(905)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	59,345	1,807	242

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Environment (formerly Water, Land and Air Protection)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	148,141	21,143	924
Transfer from Ministry of Agriculture and Lands
Seafood Development	1,249	—	11
Transfer from Ministry of Energy and Mines and Petroleum Resources
Marine and Coastal Planning	1,000	—	—
Transfer to Ministry of Management Services
Client Services	(758)	—	—
Common IT Services and E-Government	(4,652)	—	—
Transfer from Ministry of Sustainable Resource Management
Corporate Overhead for Environmental Assessment Office	78	—	—
Water Programs	918	144	6
Transfer from Other Appropriations - Contingencies All Ministries and New Programs
Oil Stewardship Program	710	—	—
Transfer from Other Appropriations - Environmental Assessment Office
Environmental Assessment Office	2,820	70	29
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	149,506	21,357	970

Finance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	45,990	5,521	514
Transfer from Office of the Premier
Crown Agencies Secretariat	1,497	18	10
Public Affairs Bureau	33,105	485	199
Transfer from Ministry of Aboriginal Relations and Reconciliation
Treaty Mandate Funding	316	—	3
Transfer from Ministry of Economic Development
Deregulation and Securities	112	—	—
Transfer from Ministry of Education
Corporate Services	1,140	—	16
Transfer from Ministry of Labour and Citizens’ Services
Corporate Accounting System Funding	70	—	—
Transfer to Ministry of Labour and Citizens’ Services
Corporate Services	(542)	—	—
One FTE	(86)	—	—
Transfer from Ministry of Management Services
BC Public Service Agency Corporate Services Function	—	—	11
Telecommunications	25	—	—
Transfer to Ministry of Management Services
Client Services	(584)	—	—
Common IT Services and E-Government	(2,598)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	78,445	6,024	753

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Forests and Range (formerly Forests)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	529,582	13,060	2,942
Transfer to Ministry of Aboriginal Relations and Reconciliation
First Nations’ Participation	(1,079)	—	—
Transfer from Ministry of Agriculture and Lands
Weed Biocontrol Research Grant	44	—	—
Transfer to Ministry of Agriculture and Lands
Species at Risk	(40)	—	—
Transfer from Ministry of Attorney General
Residential Tenancy Program	151	6	2
Transfer from Ministry of Community Services
Corporate Services	66	—	—
Housing Policy, Building Policy and Safety	163,641	—	36
Transfer from Ministry of Employment and Income Assistance
Homelessness Programs	20,166	—	7
Transfer to Ministry of Management Services
Client Services	(2,412)	—	—
Common IT Services and E-Government	(10,102)	—	—
Transfer from Ministry of Public Safety and Solicitor General
Residential Tenancy Program	6,541	753	78
Transfer to Ministry of Tourism, Sport and the Arts
Recreation Programs	(5,040)	—	(27)
Transfer from Other Appropriations - Contingencies All Ministries and New Programs
Filmond Forest Fire Response	7,200	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	708,718	13,819	3,038

Health (formerly Health Services)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	10,558,445	19,606	2,785
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(5)	—	—
Transfer to Ministry of Children and Family Development
Physical Program Consultation Services, BC Centre	(84)	—	—
Transfer from Ministry of Labour and Citizens’ Services
Common IT Services	3,388	—	—
Transfer to Ministry of Management Services
Client Services	(657)	—	—
Common IT Services and E-Government	(15,529)	—	—
Transfer to Ministry of Public Safety and Solicitor General
On-Call Physician Services, Corrections Branch	(81)	—	—
Transfer to Other Appropriations - Environmental Appeal Board and Forest Appeals Commission
Appeal Board Administrative Support	(60)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	10,545,417	19,606	2,785

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Labour and Citizens’ Services (formerly Skills Development and Labour)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	18,812	3,512	442
Transfer from Office of the Premier
Board Resourcing and Development	611	—	4
Transfer to Ministry of Aboriginal Relations and Reconciliation
Minister’s Office	(431)	—	(4)
Transfer to Ministry of Advanced Education
IT and Telecommunications Strategy	(92)	—	(1)
Premier’s Technology Council	(425)	—	—
Transfer from Ministry of Economic Development
Small Business Programs	671	—	—
Transfer to Ministry of Education
One FTE	(78)	—	(1)
Transfer from Ministry of Employment and Income Assistance
Common IT Services	—	—	—
Transfer from Ministry of Finance
Corporate Services	542	—	—
One FTE	86	—	—
Transfer to Ministry of Finance
Corporate Accounting System Funding	(70)	—	—
Transfer to Ministry of Health
Common IT Services	(3,388)	—	—
Transfer from Ministry of Management Services
Management Services Ministry Operations	174,890	49,944	1,658
Transfer to Ministry of Management Services
Common IT Services and E-Government	(636)	—	—
Transfer from Ministry of Small Business and Revenue
Canada and British Columbia Business Service Society	15	—	—
Transfer to Ministry of Small Business and Revenue
Common IT Services	(541)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	189,966	53,456	2,098

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Management Services (disestablished)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	61,305	53,244	2,037
Transfer from Ministries
Client Services	14,994	—	—
Common IT Services and E-Government	119,872	—	—
Transfer to Ministry of Attorney General
Two FTEs for the Help Desk Function	—	—	(2)
Transfer to Ministry of Children and Family Development
Salary and FTE for the Help Desk Function	(76)	—	(1)
Transfer to Ministry of Community Services
BC Public Service Agency	(24,132)	(3,300)	(363)
Transfer to Ministry of Education
Salary and FTE for the Help Desk Function	(68)	—	(1)
Transfer to Ministry of Finance
BC Public Service Agency Corporate Services Function	—	—	(11)
Telecommunications	(25)	—	—
Transfer to Ministry of Labour and Citizens’ Services
Management Services Ministry Operations	(174,890)	(49,944)	(1,658)
Transfer to Ministry of Sustainable Resource Management
One FTE for the Help Desk Function	—	—	(1)
Transfer from Other Appropriations - Contingencies All Ministries and New Programs
Corporate Authentication Project	1,470	—	—
IT Security Enhancement Project	1,550	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	—	—	—

Public Safety and Solicitor General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	503,405	7,551	2,621
Transfer from Ministry of Advanced Education
Emergency Social Services at Justice Institute	450	—	—
Transfer from Ministry of Attorney General
Corporate Policy Function	1,543	—	16
Transfer to Ministry of Attorney General
Special Prosecutorial Unit for Organized Crime	(1,000)	—	—
Transfer from Ministry of Community Services
Office of the Fire Commissioner	2,294	65	25
Transfer from Ministry of Employment and Income Assistance
Emergency Social Services	1,091	—	6
Transfer to Ministry of Forests and Range
Residential Tenancy Program	(6,541)	(753)	(78)
Transfer from Ministry of Health
On-Call Physician Services, Corrections Branch	81	—	—
Transfer to Ministry of Management Services
Common IT Services and E-Government	(2,949)	—	—
Transfer from Ministry of Transportation
One FTE	100	—	1
Transfer to Ministry of Transportation
Commercial Vehicle Safety and Enforcement	(18,502)	(1,502)	(245)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	479,972	5,361	2,346

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Small Business and Revenue (formerly Provincial Revenue)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	52,304	13,297	1,054
Transfer from Ministry of Economic Development
Small Business and Deregulation Office	880	—	5
Small Business Programs and Deregulation Office	373	—	4
Transfer from Ministry of Labour and Citizens’ Services
Common IT Services	541	—	—
Transfer to Ministry of Labour and Citizens’ Services
Canada and British Columbia Business Service Society	(15)	—	—
Transfer to Ministry of Management Services
Client Services	(536)	—	—
Common IT Services and E-Government	(9,634)	—	—
Transfer from Ministry of Sustainable Resource Management
Assessment Services	28	96	13
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	43,941	13,393	1,076

Sustainable Resource Management (disestablished)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	280,992	8,201	754
Transfer from Ministry of Agriculture and Lands
One FTE	—	1	—
Transfer to Ministry of Agriculture and Lands
Agricultural Land Commission	(1,957)	(50)	(20)
Corporate Services	(5,479)	(40)	(163)
Crown Land Special Account	(210,620)	—	—
Land Information BC	(40,720)	(7,254)	(404)
Minister’s Office	(870)	(10)	(7)
Sound Governance Programs	(2,471)	(5)	(19)
Sustainable Economic Development Programs	(10,603)	(600)	(110)
Transfer to Ministry of Environment
Corporate Overhead for Environmental Assessment Office	(78)	—	—
Water Programs	(918)	(144)	(6)
Transfer from Ministry of Management Services
One FTE for the Help Desk Function	—	—	1
Transfer to Ministry of Management Services
Client Services	(618)	—	—
Common IT Services and E-Government	(5,148)	—	—
Transfer to Ministry of Small Business and Revenue
Assessment Services	(28)	(96)	(13)
Transfer to Ministry of Tourism, Sport and the Arts
All Terrain Vehicle Policy	(90)	—	(1)
Archaeology	(1,392)	(3)	(12)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	—	—	—

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Tourism, Sport and the Arts
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	—	—	—
Transfer from Ministry of Agriculture and Lands
Executive and Support Services	1,190	—	9
Transfer from Ministry of Community Services
Heritage Programs	3,765	50	14
Royal British Columbia Museum Grant	12,105	—	—
Transfer from Ministry of Economic Development
BC Film Society Grant	2,280	—	—
Culture and Arts	—	20	—
Culture and Sport Funding	1,100	—	1
Sport Programs Funding	2,000	—	—
Sport, Culture and Arts Programs	102,316	—	26
Tourism Programs	1,384	—	9
Transfer from Ministry of Forests and Range
Recreation Programs	5,040	—	27
Transfer from Ministry of Sustainable Resource Management
All Terrain Vehicle Policy	90	—	1
Archaeology	1,392	3	12
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	132,662	73	99

Transportation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	811,060	13,280	999
Transfer to Office of the Premier
Coordination of BC Government Reception at Union of BC Municipalities	(5)	—	—
Transfer from Ministry of Attorney General
Commercial Vehicle Safety and Enforcement	672	15	5
Transfer from Ministry of Community Services
Port Grants	4,520	—	—
Transfer to Ministry of Management Services
Client Services	(819)	—	—
Common IT Services and E-Government	(5,686)	—	—
Transfer from Ministry of Public Safety and Solicitor General
Commercial Vehicle Safety and Enforcement	18,502	1,502	245
Transfer to Ministry of Public Safety and Solicitor General
One FTE	(100)	—	(1)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	828,144	14,797	1,248

	Operating Expense	Capital Expenditures	FTEs
	$000	$000
Other Appropriations - Contingencies All Ministries and New Programs
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	240,000	30,000	—
Transfer to Ministry of Agriculture and Lands
Avian Flu Biosecurity	(250)	—	—
Pacific Salmon Forum	(200)	—	—
Transfer to Ministry of Community Services
Firest Nations Contribution Agreements	(1,200)	—	—
Homelessness	(5,000)	—	—
Traffic Fine Revenue Sharing	(31,800)	—	—
Transfer to Ministry of Environment
Oil Stewardship Program	(710)	—	—
Transfer to Ministry of Forests and Range			—
Filmond Forest Fire Response	(7,200)	—	—
Transfer to Ministry of Management Services
Corporate Authentication Project	(1,470)	—	—
IT Security Enhancement Project	(1,550)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	190,620	30,000	—

Other Appropriations - Environmental Assessment Office
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	2,897	70	29
Transfer to Ministry of Environment
Environmental Assessment Office	(2,820)	(70)	(29)
Transfer to Ministry of Management Services
Common IT Services and E-Government	(77)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	—	—	—

Other Appropriations - Environmental Appeal Board and Forest Appeals Commission
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	1,895	30	11
Transfer from Ministry of Health
Appeal Board Administrative Support	60	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	1,955	30	11

Other Appropriations - Livestock Protection Special Account
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Estimates	—	—	—
Transfer from Ministry of Agriculture and Lands
Livestock Protection Special Account	10	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2004/05 Restated	10	—	—

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2004/05 Estimates	25,009,000	256,960	27,160
Total Transfers from Special Offices, Ministries and Other Appropriations	1,406,184	66,409	3,910
Total Transfers to Special Offices, Ministries and Other Appropriations	(1,406,184)	(66,409)	(3,910)
Restatement for Indian and Northern Affairs Canada federal contributions	(52,000)	—	—
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2004/05 Restated	24,957,000	256,960	27,160

Schedule B

SPECIAL ACCOUNTS(1) - SUMMARY

(for the Fiscal Year Ending March 31, 2006)
($000)

	Spending							Spending
	Authority			General			Working	Authority
	Available	Operating Transactions		Fund	Financing Transactions		Capital	Available
	April 1, 2005	Revenue	Expense	Transfer(2)	Receipts	Disbursements	Adjustment(3)	March 31, 2006

Special Accounts
BC Timber Sales	45,128	301,572	(148,395)	(69,379)	—	(84,788)	50	44,188
Crown Land	50,000	201,792	(141,820)	(60,116)	144	—	—	50,000
First Citizens Fund	5,869	3,850	(4,200)	—	—	—	—	5,519
Forest Stand Management Fund	16,741	—	—	—	—	—	—	16,741
Forfeited Crime Proceeds Fund	499	—	—	—	—	—	—	499
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Inmate Work Program	2,342	1,295	(1,565)	—	—	(93)	63	2,042
Insurance and Risk Management	187,920	4,527	—	—	—	(20)	111	192,538
Northern Development Fund	10,269	575	(500)	—	—	—	—	10,344
Olympic Arts Fund	229	650	(650)	—	—	—	—	229
Physical Fitness and Amateur Sports Fund	1,791	2,200	(2,200)	—	—	—	—	1,791
Production Insurance	—	44,000	(16,000)	—	—	—	—	28,000
Provincial Home Acquisition Wind Up	14,946	10	(25)	—	50	(40)	—	14,941
Public Guardian and Trustee of British Columbia	12,633	18,999	(18,048)	—	—	(794)	663	13,453
South Moresby Forest Replacement	25,388	160	(25,500)	—	—	—	—	48
Sustainable Environment Fund	19,028	35,300	(35,705)	—	—	—	—	18,623
Unclaimed Property	75	—	(75)	—	—	—	—	—
University Endowment Lands Administration	30,209	4,183	(3,142)	—	—	—	—	31,250
Victims of Crime Act	25,226	11,780	(7,325)	—	—	—	—	29,681
	448,293	778,143	(552,400)	(129,495)	194	(85,735)	887	459,887

Total Special Accounts (net of transfers)	448,293	778,143	(552,400)	(129,495)	194	(85,735)	887	459,887

(1)          Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          General Fund Transfers consist of changes in statutory spending authority.

(3)          Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory,  and accounts receivable and payable.

(4)          Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

Schedule C

FINANCING TRANSACTIONS

PREPAID CAPITAL ADVANCES(1)

(for the Fiscal Year Ending March 31, 2006)

($000)

	Receipts	Disbursements(2)	Net Cash Source (Requirement)

Ministry of Advanced Education
Post Secondary Institutions	—	225,700	(225,700)
Ministry of Education
Schools	—	170,300	(170,300)
Ministry of Health
Health Facilities	—	280,000	(280,000)
Ministry of Transportation
British Columbia Transit	—	10,800	(10,800)
Rapid Transit Project 2000	—	14,000	(14,000)
Total Prepaid Capital Advances	—	700,800	(700,800)

(1)          Commencing in 1998/99, loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Commencing with the 2000/01 fiscal year, loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, public transit and health facilities capital is now raised directly through the CRF, these financial requirements are included in the annual Supply Act.

(2)          Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus equipment purchases. Disbursements by the Ministry of Health are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

ESTIMATES, 05/06

Schedule D

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2006)
($000)

	Land &			Office				Roads,
	Land		Specialized	Furniture &		Information	Tenant	Bridges &
	Improvements	Buildings	Equipment	Equipment	Vehicles	Systems	Improvements	Ferries	Total
Special Offices and MInistries
Legislation	—	647	—	—	—	491	—	—	1,138
Officers of the Legislature	—	—	—	20	—	3,900	—	—	3,920
Office of the Premier	—	—	—	35	—	66	139	—	240
Ministry of Aboriginal Relations and Reconciliation	—	—	—	26	—	28	—	—	54
Ministry of Advanced Education	—	—	—	100	—	1,116	250	—	1,466
Ministry of Agriculture and Lands	—	—	368	508	1,001	11,198	167	—	13,242
Ministry of Attorney General	—	—	3,334	572	1,470	7,339	3,744	—	16,459
Ministry of Children and Family Development	—	—	78	426	3,203	12,090	1,225	—	17,022
Ministry of Community Services	—	—	—	50	—	5,550	50	—	5,650
Ministry of Economic Development	—	—	—	80	—	775	—	—	855
Ministry of Education	—	—	—	—	—	9,545	200	—	9,745
Ministry of Employment and Income Assistance	—	—	—	2,800	160	13,646	901	—	17,507
Ministry of Energy and Mines and Petroleum Resources	—	—	60	90	320	886	100	—	1,456
Ministry of Environment	24,200	—	950	60	—	4,663	46	—	29,919
Ministry of Finance	—	—	10	393	—	5,434	200	—	6,037
Ministry of Forests and Range	706	1,900	5,640	246	6,300	7,800	800	—	23,392
Ministry of Health	—	—	2,155	520	6,000	49,125	2,750	—	60,550
Ministry of Labour and Citizens’ Services	—	—	1,408	445	45	78,066	500	—	80,464
Ministry of Public Safety and Solicitor General	—	—	537	323	1,192	3,280	1,265	—	6,597
Ministry of Small Business and Revenue	—	—	—	225	—	34,054	500	—	34,779
Ministry of Tourism, Sport and the Arts	1,335	—	—	53	—	20	—	—	1,408
Ministry of Transportation	—	200	2,957	91	5,036	4,515	200	6,000	18,999

Other Appropriations
Contingencies All Ministries and New Programs (1)	—	—	—	—	—	50,000	—	—	50,000
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	—	15
Forest Practices Board	—	—	—	25	—	75	—	—	100
Insurance and Risk Management	—	—	—	20	—	—	—	—	20
Consolidated Revenue Fund Total (2)	26,241	2,747	17,497	7,123	24,727	303,662	13,037	6,000	401,034

SUMMARY
Voted Appropriations	26,241	2,747	17,014	7,079	24,727	302,292	13,037	6,000	399,137
Special Accounts (3)	—	—	483	44	—	1,370	—	—	1,897
Consolidated Revenue Fund Total	26,241	2,747	17,497	7,123	24,727	303,662	13,037	6,000	401,034

(1)   Administered by the Minister of Finance.

(2)   These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3)   The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2005/06 Supplement to the Estimates.

ESTIMATES, 05/06

Schedule D1

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES – TAXPAYER-SUPPORTED ORGANIZATIONS (1),(2)

(for the Fiscal Year Ending March 31, 2006)
($000)

				Protection
		Social		of Person &		Natural		General
	Health	Services	Education	Property	Transportation	Resources	Other	Government	Total

BC Transportation Financing Authority					629,000				629,000
British Columbia Buildings Corporation							50,000		50,000
British Columbia Transit (3)					24,000				24,000
Rapid Transit Project 2000 (3)					13,000				13,000
Vancouver Convention Centre expansion project						119,000			119,000
Government Operating (Ministries) (4)	61,000	35,000	11,000	33,000	16,000	50,000	71,000	124,000	401,000
Schools (3)			293,000						293,000
Post-secondary Institutions (3)			723,000						723,000
Health sector (3)	756,000								756,000
Other		8,000				9,000	13,000		30,000
Total	817,000	43,000	1,027,000	33,000	682,000	178,000	134,000	124,000	3,038,000

(1)   Figures have been rounded to the nearest million.

(2)   Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)   The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.

(4)   Represents Consolidated Revenue Fund capital in Schedule D.

ESTIMATES, 05/06

Schedule E

FINANCING TRANSACTIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)

(for the Fiscal Year Ending March 31, 2006)
($000)

			Net Cash
			Source
	Receipts	Disbursement	(Requirement)
Ministry of Aboriginal Relations and Reconciliation
Treaty Settlement and Implementation Costs — Payments to the First Nations in accordance with treaty agreements	—	3,589	(3,589)

Ministry of Advanced Education
British Columbia Student Loan Program — Loan repayments (receipts) and new loans	63,072	300,800	(237,728)

Ministry of Agriculture and Lands
Agriculture Credit Act — Loan repayments (receipts)	629	—	629
Crown Land Special Account — Loan repayment and loan sales deposit (receipts) and land acquisition, servicing and development and disposition costs	144	—	144

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	700	700	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Principal repayments (receipts)	148	—	148

Ministry of Economic Development
Columbia Basin Accord (2) — Investment in the Columbia Power Corporation and the Columbia Basin Trust joint venture	—	50,000	(50,000)

Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	83,798	(83,798)

Ministry of Health
Health Innovation Incentive Program — Loan repayments (receipts)	769	—	769

Ministry of Public Safety and Solicitor General
Business Practices and Consumer Protection Authority — Loan provided to the Business Practices and Consumer Protection	—	—	—
Authority
Hastings Park Race Track — Loan repayments (receipts)	456	—	456

Ministry of Small Business and Revenue
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	6,000	4,600	1,400
Land Tax Deferment Act — Repayments of outstanding loans (receipts) and payments to local government for property taxes	21,000	24,000	(3,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans (receipts) and guarantee claims and other disbursements	50	40	10

Consolidated Revenue Fund Total	92,968	467,527	(374,559)

Taxpayer-Supported Crown Corporations and Agencies (3)	—	70,000	(70,000)

SUCH Sector and Regional Authorities (3)	—	89,000	(89,000)

Total	92,968	626,527	(533,559)

SUMMARY
Voted Appropriations	92,774	383,689	(290,915)
Special Accounts	194	83,838	(83,644)
Taxpayer-Supported Crown Corporations and Agencies	—	70,000	(70,000)
SUCH Sector and Regional Authorities	—	89,000	(89,000)
Total	92,968	626,527	(533,559)

(1)   The purpose of this table is to fully disclose the receipts and dispursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)   In 2004/05, the Columbia Power Corporation and the joint ventures will be consolidated under the control of the Columbia Basin Trust. This is an organizational change that has no impact on government’s investment in these power projects.

(3)   The total net cash source (requirement) for taxpayer-supported Crown corporations/agencies, SUCH sector and regional authority financing transactions are disclosed for information purposes only.

ESTIMATES, 05/06

Schedule F

FINANCING TRANSACTIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)

(for the Fiscal Year Ending March 31, 2006)

($000)

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

Ministry of Energy and Mines and Petroleum Resources

Oil and Gas Commission Act	26,220	26,220	—

Ministry of Small Business and Revenue

British Columbia Transit Act (Motor Fuel Tax)	8,200	8,200	—

Greater Vancouver Transportation Authority Act (Motor Fuel and Social Services Taxes)	274,100	274,100	—

Rural Area Property Taxes	205,000	205,000	—

Tobacco Tax Amendment Act	2,000	2,000	—

Tourism British Columbia (Hotel Room Tax)	27,000	27,000	—

Transportation Act (Motor Fuel and Social Services Taxes)	440,200	440,200	—

Total	982,720	982,720	—

(1)   The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

ESTIMATES, 05/06

Schedule G

FULLTIME EQUIVALENT EMPLOYMENT

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation/agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation/agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and taxpayer-supported Crown corporation/agency for the 2004/05 and 2005/06 fiscal years. The 2004/05 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2004/05 FTE utilization was 30,681 FTEs.

	Estimates	Estimates
	2004/05	2005/06

Legislation	300	300
Officers of the Legislature	190	187
Office of the Premier	85	110
Ministry of Aboriginal Relations and Reconciliation	106	107
Ministry of Advanced Education	215	217
Ministry of Agriculture and Lands	1,029	1,007
Ministry of Attorney General	3,406	3,447
Ministry of Children and Family Development	4,131	3,952
Ministry of Community Services	551	553
Ministry of Economic Development	128	128
Ministry of Education	313	313
Ministry of Employment and Income Assistance	1,973	1,973
Ministry of Energy and Mines and Petroleum Resources	242	269
Ministry of Environment	970	1,084
Ministry of Finance	753	769
Ministry of Forests and Range	3,038	3,320
Ministry of Health	2,785	2,770
Ministry of Labour and Citizens’ Services	2,098	1,926
Ministry of Public Safety and Solicitor General	2,346	2,447
Ministry of Small Business and Revenue	1,076	859
Ministry of Tourism, Sport and the Arts	99	114
Ministry of Transportation	1,248	1,323
Other Appropriations	78	84
Total	27,160	27,259

Total Taxpayer-Supported Crown and Regional Authorities	3,940	4,012

Total	31,100	31,271

ESTIMATES, 05/06

Schedule H

RECONCILIATION OF SURPLUS/(DEFICIT) TO CHANGE IN TAXPAYER-SUPPORTED DEBT

AND STATEMENT OF TOTAL DEBT (1), (2)

($000)

Estimates (3) 2004/05	Actual (3) 2004/05	Estimates 2005/06

TAXPAYER-SUPPORTED DEBT

(100,000)	(2,575,000)	(Surplus)/Deficit (4)	(1,300,000)

110,000	149,000	Self-Supported Crown Corporation and Agency Income in Excess of Contributions to the Consolidated Revenue Fund (5)	299,000
(1,550,000)	(1,547,000)	Adjustment for Expenses Not Requiring Working Capital or Other Borrowing (6)	(1,667,000)
(180,000)	(49,000)	Change in sinking fund balances	(532,000)
684,000	611,000	Working Capital Changes	(755,000)
(1,036,000)	(3,411,000)	Operating Requirement (Source)	(3,955,000)

1,943,000	2,322,000	Tangible Capital Asset Expenditures (Schedule D1)	3,038,000
1,943,000	2,322,000	Capital Requirement	3,038,000

685,000	(282,000)	Loan, Investment and Other Requirements (Schedule E)	534,000

1,592,000	(1,371,000)	Net Increase/(Decrease) in Taxpayer-Supported Debt	(383,000)
30,523,000	30,028,000	Taxpayer-Supported Debt, Beginning of Year (including guarantees) (7)	28,657,000
32,115,000	28,657,000	Taxpayer-Supported Debt, End of Year (including guarantees) (7)	28,274,000
3,345,000	3,523,000	Add: Debt offset by sinking funds	3,171,000
(387,000)	(148,000)	Less: Taxpayer-supported third party guarantees and non-guaranteed debt	(151,000)
35,073,000	32,032,000	Taxpayer-Supported Debt, End of Year, as reported in the Financial Statements (7)	31,294,000

		SELF-SUPPORTED DEBT

		Self-Supported Crown Corporation Debt:
7,174,000	6,906,000	British Columbia Hydro and Power Authority	7,021,000
—	257,000	Columbia River power projects (8)	247,000
6,000	6,000	Other Crown Corporation Debt	68,000
7,180,000	7,169,000	Self-Supported Crown Corporation Debt (including guarantees and non-guaranteed debt)(7)	7,336,000
986,000	993,000	Add: Debt offset by sinking funds	813,000
(6,000)	(273,000)	Less: Debt guarantees and non-guaranteed debt	(268,000)
8,160,000	7,889,000	Self-Supported Debt as reported in the Financial Statements (7)	7,881,000

100,000		Forecast Allowance	300,000

43,333,000	39,921,000	Total Financial Statement Debt (7)	39,475,000

(1)   Figures have been rounded to the nearest million.

(2)   Further details on debt are provided in Appendix Table A15 in the Budget and Fiscal Plan - 2005/06 to 2007/08.

(3)   The 2004/05 Estimates and Actual amounts have been restated to conform with the 2005/06 Estimates presentation. See Significant Presentation Changes (Note 1) for details.

(4)   For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt. Conversely, a deficit is shown as a positive amount as it increases government debt.

(5)   Represents the elimination of self-supported Crown corporation/agency income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund.  The excess earnings remain in the Crown corporation/agency and reduce self-supported Crown corporation/agency debt.

(6)   These adjustments include, primarily, the amortization of capital assets and the forecast allowance.

(7)   Generally accepted accounting principles (GAAP) require that debt disclosure includes debt offset by sinking funds (with the related sinking funds shown as assets) and excludes guarantees (which are disclosed separately in the notes to the financial statements). For rating agency and debt statistics purposes, the province reports its debt net of sinking funds, but includes debt guarantees and non-guaranteed debt of the commercial Crown corporations.

(8)   Columbia Basin Trust’s planned acquisition of Columbia Power Corporation had not occurred by the end of 2004/05, therefore in the 2004/05 Public Accounts the debt  related to the Columbia River power projects remained being classified as commercial. The 2005/06 Estimates follow the Public Accounts treatment.

ESTIMATES, 05/06

Schedule I

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES

(for the Fiscal Year Ending March 31, 2006)

($000)

For each minister (other than the Minister of Small Business and Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Balanced Budget and Ministerial Accountability Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Balanced Budget and Ministerial Accountability Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Balanced Budget and Ministerial Accountability Act applies to the Minister of Small Business and Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Balanced Budget and Ministerial Accountability Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows, the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2005/06 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Small Business and Revenue) is responsible for under section 5(1) of the Balanced Budget and Ministerial Accountability Act for the 2005/06 fiscal year.

		2005/06	2005/06
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Premier	Office of the Premier	10,664	10,664

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	34,468	34,468

Minister of Advanced Education	Ministry of Advanced Education	1,898,297	1,898,297

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	294,033	294,033

Attorney General	Ministry of Attorney General	459,200	459,200

Minister of Children and Family Development	Ministry of Children and Family Development	1,636,643	1,636,643

Minister of Community Services	Ministry of Community Services	260,960	260,960

Minister of Economic Development	Ministry of Economic Development	444,061	444,061

Minister of Education	Ministry of Education	5,073,905	5,073,905

Minister of Employment and Income Assistance	Ministry of Employment and Income Assistance	1,354,960	1,354,960

Minister of Energy and Mines and Petroleum Resources	Ministry of Energy and Mines and Petroleum Resources	72,484	72,484

Minister of Environment	Ministry of Environment	174,565
	Environmental Appeal Board and Forest Appeals Commission	1,080	175,645

Minister of Finance	Ministry of Finance	80,929
	Management of Public Funds and Debt	684,000
	Contingencies (All Ministries) and New Programs	320,000
	BC Family Bonus	39,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Insurance and Risk Management (Special Account)	—
	Unclaimed Property (Special Account)	75	1,124,006

		2005/06	2005/06
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Minister of Forests and Range	Ministry of Forests and Range	707,225
	Environmental Appeal Board and Forest Appeals Commission	875
	Forest Practices Board	3,607	711,707

Minister of Health	Ministry of Health	11,470,498	11,470,498

Minister of Labour and Citizens’ Services	Ministry of Labour and Citizens’ Services	192,838	192,838

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	524,740	524,740

Minister of Tourism, Sport and the Arts	Ministry of Tourism, Sport and the Arts	179,817	179,817

Minister of Transportation	Ministry of Transportation	829,091	829,091

	Total Estimated Amount		26,748,017

	Not Applicable
	Legislation	51,217
	Officers of the Legislature	46,357
	BC Timber Sales(1)	148,395
	Ministry of Small Business and Revenue(2)	44,014
	Total Consolidated Revenue Fund	27,038,000

(1)   Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests and Range does not include estimated amount for the Minister of Forests and Range does not include estimated expenditures related to the BC Timber Sales Special Account.

(2)   The Ministers of Environment and Forests each have operating expense accountability for the administration and support services of Vote 46, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.

(3)   Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Small Business and Revenue is accountable for earning actual gross revenue specified as $240 million.

ESTIMATES, 05/06

Schedule J

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3)

($000)

Estimates (1) 2004/05	Actual (1) 2004/05		Estimates 2005/06

		Revenue Summary (2)
13,539,000	14,284,000	Taxation Revenue	14,800,000
3,317,000	3,937,000	Natural Resource Revenue	4,359,000
2,486,000	2,426,000	Other Revenue	2,409,000
3,845,000	4,562,000	Contributions from the Federal Government	4,959,000
1,771,000	2,100,000	Contributions from the Crown Corporations	1,777,000
24,958,000	27,309,000	Total Consolidated Revenue Fund Revenue	28,304,000

		Expense Summary (3)
		Special Offices and Ministries
45,737	41,736	Legislation	51,217
27,084	26,383	Officers of the Legislature	46,357
8,894	7,534	Office of the Premier	10,664
38,987	35,275	Ministry of Aboriginal Relations and Reconciliation	34,468
1,827,797	1,826,760	Ministry of Advanced Education	1,898,297
314,007	227,384	Ministry of Agriculture and Lands	294,033
444,900	446,304	Ministry of Attorney General	459,200
1,497,571	1,467,291	Ministry of Children and Family Development	1,636,643
189,713	178,113	Ministry of Community Services	260,960
104,553	83,319	Ministry of Economic Development	444,061
4,922,281	4,919,308	Ministry of Education	5,073,905
1,261,791	1,259,236	Ministry of Employment and Income Assistance	1,354,960
59,345	71,248	Ministry of Energy and Mines and Petroleum Resources	72,484
149,506	128,298	Ministry of Environment	174,565
78,445	80,783	Ministry of Finance	80,929
708,718	784,687	Ministry of Forests and Range	855,620
10,545,417	10,441,338	Ministry of Health	11,470,498
189,966	234,166	Ministry of Labour and Citizens’ Services	192,838
479,972	488,183	Ministry of Public Safety and Solicitor General	524,740
43,941	35,721	Ministry of Small Business and Provincial Revenue	44,014
132,662	165,452	Ministry of Tourism, Sport and the Arts	179,817
828,144	833,906	Ministry of Transportation	829,091
800,000	677,136	Management of Public Funds and Debt	684,000
257,569	64,330	Other Appropriations (4)	364,639
—	369,000	BC Rail Investment Partnership	—
—	1,150,109	Supplementary Estimates	—
24,957,000	26,043,000	Total Consolidated Revenue Fund Expense	27,038,000

1,000	1,266,000	Consolidated Revenue Fund Operating Result	1,266,000

(1)   The 2004/05 Estimates and Actual amounts have been restated to conform with the 2005/06 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2)   Excludes revenue collected on behalf of, and transferred to, Crown corporations and agencies, and other entities (see Schedule F).

(3)   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4)   See page 13 for details on Other Appropriations.

ESTIMATES, 05/06

Schedule K

TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES

ESTIMATED REVENUES AND EXPENSES

($000)

	Estimates	Actual	Estimates
	2004/05	2004/05	2005/06

Taxpayer-supported Crown Corporations and Agencies:

BC Transportation Financing Authority
Revenue	601,000	1,383,000	631,000
Expense	(519,000)	(578,000)	(600,000)
	82,000	805,000	31,000
Accounting adjustments	(171,000)	(172,000)	(165,000)
Net impact	(89,000)	633,000	(134,000)

British Columbia Buildings Corporation
Revenue	409,000	447,000	412,000
Expense	(366,000)	(396,000)	(370,000)
	43,000	51,000	42,000
Accounting adjustments	(5,000)	(4,000)	(2,000)
Net impact	38,000	47,000	40,000

British Columbia Housing Management Commission
Revenue	290,000	284,000	333,000
Expense	(290,000)	(284,000)	(333,000)
	—	—	—
Accounting adjustments	1,000	4,000	—
Net impact	1,000	4,000	—

British Columbia Transit
Revenue	144,000	146,000	155,000
Expense	(144,000)	(148,000)	(155,000)
	—	(2,000)	—
Accounting adjustments	—	(1,000)	(1,000)
Net impact	—	(3,000)	(1,000)

Tourism BC
Revenue	33,000	45,000	58,000
Expense	(33,000)	(45,000)	(57,000)
	—	—	1,000
Accounting adjustments	—	5,000
Net impact	—	5,000	1,000

Other taxpayer-supported Crown corporations and agencies
Revenue	649,000	736,000	622,000
Expense	(560,000)	(679,000)	(622,000)
	89,000	57,000	—
Accounting adjustments	(3,000)	43,000	82,000
Net impact	86,000	100,000	82,000

Net operating results of taxpayer-supported Crown corporations and agencies
Revenue	2,126,000	3,041,000	2,211,000
Accounting adjustments(1)	(185,000)	(113,000)	(92,000)
Net revenue	1,941,000	2,928,000	2,119,000
Expense	(1,912,000)	(2,130,000)	(2,137,000)
Accounting adjustments(1)	7,000	(12,000)	6,000
Net expense	(1,905,000)	(2,142,000)	(2,131,000)
Net operating result	36,000	786,000	(12,000)

(1)   This adjustment conforms Crown agency accounting policies with those of government and eliminates transfers among Crown agencies to avoid double counting.

ESTIMATES, 05/06

Schedule L

SUCH SECTOR AND REGIONAL AUTHORITIES

ESTIMATED REVENUES AND EXPENSES

($000)

	Estimates	Actual	Estimates
	2004/05	2004/05	2005/06

SUCH Sector and Regional Authorities:

School Districts
Revenue	4,467,000	4,666,000	4,852,000
Expense	(4,451,000)	(4,533,000)	(4,781,000)
	16,000	133,000	71,000
Accounting adjustments	(7,000)	44,000	39,000
Net impact	9,000	177,000	110,000

Universities
Revenue	1,944,000	2,158,000	2,470,000
Expense	(1,936,000)	(2,073,000)	(2,454,000)
	8,000	85,000	16,000
Accounting adjustments	45,000	38,000	—
Net impact	53,000	123,000	16,000

Colleges, University Colleges, and Institutes
Revenue	1,325,000	1,400,000	1,257,000
Expense	(1,324,000)	(1,345,000)	(1,258,000)
	1,000	55,000	(1,000)
Accounting adjustments	(2,000)	13,000	8,000
Net impact	(1,000)	68,000	7,000

Health Authorities
Revenue	7,605,000	7,667,000	7,973,000
Expense	(7,604,000)	(7,602,000)	(7,973,000)
	1,000	65,000	—
Accounting adjustments	11,000	(40,000)	26,000
Net impact	12,000	25,000	26,000

Hospital Societies
Revenue	561,000	648,000	645,000
Expense	(562,000)	(646,000)	(648,000)
	(1,000)	2,000	(3,000)
Accounting adjustments	—	—	—
Net impact	(1,000)	2,000	(3,000)

Children and Family Development governance authorities
Revenue	—	1,000	387,000
Expense	—	(1,000)	(387,000)
	—	—	—
Accounting adjustments			8,000
Net impact	—	—	8,000

Net operating results of SUCH sector and regional authorities
Revenue	15,902,000	16,540,000	17,584,000
Accounting adjustments (1)	(533,000)	(466,000)	(487,000)
Net revenue	15,369,000	16,074,000	17,097,000
Expense	(15,877,000)	(16,200,000)	(17,501,000)
Accounting adjustments (1)	580,000	521,000	568,000
Net expense	(15,297,000)	(15,679,000)	(16,933,000)
Net operating result	72,000	395,000	164,000

(1)   This adjustment conforms SUCH entity accounting policies with those of government and eliminates transfers among SUCH entities to avoid double counting.

ESTIMATES, 05/06

Schedule M

ESTIMATED REVENUE BY SOURCE

(for the Fiscal Year Ending March 31, 2006)

($millions)

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Miscellaneous	Government	Enterprises	Total
Consolidated Revenue Fund	14,800	4,359	2,151	39	219	4,959	1,777	28,304
Accounting adjustments							(215)	(215)
Contributions from Crown corporations							(1,777)	(1,777)
Bad debts	24	10	143		20			197
Expenses recovered from external entities	54	8	67	624	314	195	215	1,477
	14,878	4,377	2,361	663	553	5,154	—	27,986

BC Transportation Financing Authority	440				191			631
British Columbia Buildings Corporation					412			412
Other Crown corporations and agencies	127	29	90	18	812	109		1,185
	567	29	90	18	1,415	109	—	2,228
Grants to agencies and other internal transfers					(1,071)			(1,071)
Accounting adjustments					(6)			(6)
Taxpayer-Supported Crown Corporations	567	29	90	18	338	109	—	1,151

School Districts			131	14	4,633	74		4,852
Universities			555	90	1,558	267		2,470
Colleges, University Colleges, & Institutes			349	5	902	2		1,258
Health Authorities			154	27	7,786	6		7,973
Hospital Societies			25	1	607	11		644
Children and Family Development governance authorities					387			387
	—	—	1,214	137	15,873	360	—	17,584
Grants to agencies and other internal transfers					(14,544)			(14,544)
Accounting adjustments					25			25
SUCH sector and regional authorities	—	—	1,214	137	1,354	360	—	3,065

BC Hydro							329	329
BC Liquor Distribution							779	779
BC Lottery Corporation							892	892
BC Rail							39	39
Insurance Corporation of British Columbia							224	224
Other Self-supported Crown Corporations							11	11
	—	—	—	—	—	—	2,274	2,274
Accounting adjustments								—
Net earnings of Self-Supported Crown Corporations	—	—	—	—	—	—	2,274	2,274
Total Revenue by Source	15,445	4,406	3,665	818	2,245	5,623	2,274	34,476

The Estimated Revenue by Source schedule is presented for information purposes.  The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies, to eliminate Crown corporation, SUCH sector and regional authority revenue received from the province, to eliminate dividends from self-supported Crown corporations to avoid double counting, and to gross up revenue for recoveries received from external sources.  Figures have been rounded to the nearest million.

ESTIMATES, 05/06

Schedule N

ESTIMATED EXPENSE BY FUNCTION

(for the Fiscal Year Ending March 31, 2006)

($millions)

						Natural
				Protection		Resources &
		Social		of Persons		Economic		General
	Health	Services	Education	& Property	Transportation	Development	Other	Government	Interest	Total
Legislation								51		51
Officers of the Legislature				7				39		46
Office of the Premier								11		11
Ministry of Aboriginal Relations and Reconciliation				30		4				34
Ministry of Advanced Education			1,898							1,898
Ministry of Agriculture and Lands						294				294
Ministry of Attorney General		61		356				42		459
Ministry of Children and Family Development	121	1,478		38						1,637
Ministry of Community Services		1		50			186	24		261
Ministry of Economic Development			77	6		252	109			444
Ministry of Education			5,059				15			5,074
Ministry of Employment and Income Assistance	89	1,187	79							1,355
Ministry of Energy, Mines and Petroleum Resources						72				72
Ministry of Environment						139	36			175
Ministry of Finance								81		81
Ministry of Forests and Range		20		6		648	182			856
Ministry of Health Services	11,470									11,470
Ministry of Labour and Citizens Services				19		1		173		193
Ministry of Public Safety and Solicitor General	4	2		519						525
Ministry of Small Business and Revenue						1		43		44
Ministry of Tourism, Sport and the Arts						131	49			180
Ministry of Transportation				21	804		4			829
Management of Public Funds and Debt									684	684
BC Family Bonus		39								39
Contingencies All Ministries and new programs							320			320
Other Appropriations						6				6
Consolidated Revenue Fund	11,684	2,788	7,113	1,052	804	1,548	901	464	684	27,038
First Nations New Relationship Fund				100						100
Grants to agencies and other internal transfers	(7,602)	(457)	(6,239)		(99)	(161)	(548)		(6)	(15,112)
Expenses recovered from external entities	287	54	102	157	34	66	272	170	532	1,674
	4,369	2,385	976	1,309	739	1,453	625	634	1,210	13,700

BC Transportation Financing Authority					600					600
British Columbia Buildings Corporation							370			370
Other	130	70	82	40	184	222	464			1,192
	130	70	82	40	784	222	834	—	—	2,162
Other internal transfers						(26)	(28)		29	(25)
Taxpayer-Supported Crown Corporations	130	70	82	40	784	196	806	—	29	2,137

School Districts			4,781							4,781
Universities			2,454							2,454
Colleges, University Colleges, & Institutes			1,258							1,258
Health Authorities	7,973									7,973
Hospital Societies	648									648
Children and Family Development governance authorities		387								387
	8,621	387	8,493	—	—	—	—	—	—	17,501
Other internal transfers	(469)		(36)						43	(462)
SUCH sector and regional authorities	8,152	387	8,457	—	—	—	—	—	43	17,039
Total Expense by Function	12,651	2,842	9,515	1,349	1,523	1,649	1,431	634	1,282	32,876

The Estimated Expense by Function schedule is presented for information purposes. The schedule provides further expense detail of the government reporting entity.  Adjustments are required to make Crown corporation, SUCH sector and regional authority accounting policies consistent with government accounting policies; to eliminate Crown corporation, SUCH sector and regional authority expense paid to the province to avoid double counting; and to gross up expenses for recoveries received from external sources.  Figures have been rounded to the nearest million.

ESTIMATES, 05/06

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expense and is comprised of specific components (standard objects of expense).  A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level.  Both publications can be found on the on the government of British Columbia’s Budget web site at http://www.gov.bc.ca/bcbudget.  The account classification system is described below in more detail.

Salaries and Benefits

•      Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•      Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•      Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions.  Other benefits paid by the employer such as relocation and transfer expenses are also included.

•      Legislative Salaries and Indemnities – includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under Section 4 of the Legislative Assembly Allowances and Pension Act.  Salaries for the Officers of the Legislature are also included.

Operating Costs

•      Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•      Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•      Centralized Management Support Services – includes central agency charges to ministries for services such as human resources, legal services, internal audit, payroll, corporate accounting system, procurement services and common information technology services.

•      Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•      Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•      Office and Business Expenses — includes supplies and services required for the operation of offices.

•      Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•      Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•      Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•      Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•      Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•      Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•      Building Occupancy Charges – includes payments to the British Columbia Buildings Corporation and/or the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

Government Transfers

•      Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•      Transfers – Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•      Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•      Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•      Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•      Other Expenses – includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•      Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•      Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•      Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•      Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D.  The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level.  The category of assets is described below.

•      Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•      Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•      Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•      Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•      Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•      Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•      Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•      Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•      Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.

•      Other – includes capital expenditures that cannot be reasonably allocated to another standard object of capital expenditure.